Filed Pursuant to Rule 424(a)
SEC File No. 333-178061

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus
Subject to Completion, January 23, 2012

PROSPECTUS

$50,000,000

Andina Acquisition Corporation

5,000,000 Units

Andina Acquisition Corporation is a Cayman Islands exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as a “target business.” Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we intend to focus our search for target businesses in the Andean region of South America and in Central America, with a particular emphasis on Colombia. If we are unable to consummate a business combination within 21 months from the consummation of this offering, or 24 months from the consummation of this offering if we have entered into a definitive agreement with a target business for a business combination within 21 months from the consummation of this offering and such business combination has not yet been consummated within such 21 month period, our corporate existence will cease and we will distribute the proceeds held in the trust account (described below) to our public shareholders.

This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share at a price of $8.00. Each warrant will become exercisable upon the later of the completion of an initial business combination and one year from the date of this prospectus and will expire three years after the completion of an initial business combination, or earlier upon redemption.

We have granted EarlyBirdCapital, Inc., the representative of the underwriters, a 45-day option to purchase up to 750,000 units (over and above the 5,000,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to the underwriters, for $100, as additional compensation, an option to purchase up to a total of 500,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Our initial shareholders have committed to purchase from us an aggregate of 3,800,000 warrants, or “insider warrants,” at $0.50 per warrant (for a total purchase price of $1,900,000) and the underwriters have committed that they and/or their designees will purchase from us an aggregate of 1,000,000 warrants, or “underwriter warrants,” at $0.50 per warrant (for a total purchase price of $500,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from these purchases will be placed in the trust account described below.

There is presently no public market for our units, ordinary shares or warrants. We have applied to have the units, and the ordinary shares and warrants once they begin separate trading, listed on the Nasdaq Capital Markets under the symbols ANDAU, ANDA and ANDAW, respectively. We cannot assure you that our securities will continue to be listed on the Nasdaq Capital Markets.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 21 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for units may be made to the public in the Cayman Islands.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to Us
Per unit	$10.00	$0.30	$9.70
Total	$50,000,000	$1,500,000	$48,500,000

(1)	Please see the section titled “Underwriting” for further information relating to the underwriting arrangements agreed to between us and the underwriters in this offering.

Upon consummation of the offering, an aggregate of $50,000,000, or $10.00 per unit sold to the public in this offering (or $57,275,000 or approximately $9.96 per unit sold to the public in the offering if the over-allotment option is exercised in full), will be deposited into a trust account at UBS Financial Services Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of a business combination and our liquidation upon our failure to consummate a business combination within the required time period (which may not occur until _________, 2014).

We are offering the units for sale on a firm-commitment basis. EarlyBirdCapital, Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about ____________, 2012.

EarlyBirdCapital, Inc.

Sole Bookrunning Manager

Morgan Joseph TriArtisan

_______________, 2012

Andina Acquisition Corporation

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to Andina Acquisition Corporation;
•	“initial shareholders” refers to all of our shareholders immediately prior to this offering, including all of our officers and directors to the extent they hold initial shares;
•	“initial shares” refers to the 1,437,500 ordinary shares currently held by our initial shareholders (including up to an aggregate of 187,500 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part);
•	“insider warrants” refers to the 3,800,000 warrants we are selling privately to our initial shareholders upon consummation of this offering;
•	“underwriter warrants” refers to the 1,000,000 warrants we are selling privately to the underwriters and/or their designees upon consummation of this offering;
•	the term “public shareholders” means the holders of the ordinary shares which are being sold as part of the units in this public offering (whether they are purchased in the public offering or in the aftermarket), including any of our initial shareholders to the extent that they purchase such shares;
•	“Companies Law” refers to the Companies Law (2011 Revision) of the Cayman Islands as amended from time to time; and
•	the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We are a Cayman Islands exempted company organized on September 21, 2011 as an exempted company with limited liability. Exempted companies are Cayman Islands companies whose business is conducted mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we have applied for a tax exemption undertaking from the Cayman Islands government. If granted, in accordance with section 6 of the Tax Concessions Law (2011 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We were formed as a blank check company with the purpose of acquiring, through a merger, share capital exchange, asset or share acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses or assets. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location, although we intend to focus our search for target businesses in the Andean region of South America and in Central America, with a particular emphasis on Colombia.

We will seek to capitalize on the significant expertise of our management and directors in the Andean region and particularly in Colombia. Our co-chief executive officer, Julio Torres, was director general of public credit and the treasury department of the Colombian Ministry of Finance. Our co-chief executive officer, Eduardo Robayo, was the former chief executive officer of Banco Popular, and Instituto de Fomento Industrial IFI. Most recently, he is the General Manager of ERS & Associates, a firm specializing in the management of projects and consulting in privatization, acquisition, and financial restructuring for Colombian companies. Dr. Rudolf Hommes, a member of our board of directors, is the former Minister of Finance for the government of Colombia. Martha (Stormy) Byorum, a member of our board of directors, served as Chief of Staff and Chief Financial Officer for Citibank’s Latin American Banking Group, overseeing $15 billion of loans and operations in 22 countries. Most recently, she has been a senior managing director at Stephens Cori Capital Advisors, a division of Stephens, Inc. focused on providing investment banking services to Latin American, Caribbean and U.S. Hispanic companies. Lorne Weil, a member of our board of directors, is Chairman of the Board of Scientific Games (NASDAQ:SGMS), a supplier of technology based products systems and services to gaming markets worldwide.

The Andean region is comprised of Colombia, Chile, Peru, Ecuador and Venezuela. We intend to capitalize on opportunities presented by rapid and sustainable growth patterns in the region, as well as in neighboring Panama and other countries in Central America.

Local capital markets have been maturing in tandem with the stabilization of domestic economic conditions, but still lack the depth and liquidity seen in developed markets. While Andean regional capital markets have begun to mature in recent years, regulatory hurdles and the still-limited size of the local stock exchanges limit the ability of local companies to gain access to the public equity capital markets. We believe this creates opportunities for us to connect attractive and growing companies in the Andean region seeking capital from the U.S. capital markets.

Colombia

We believe Colombia in particular is a country where there are a large number of attractive potential business combination targets due to the size and growth of the economy as well as favorable regulatory and government environment. A statistical analysis done by the National Association of Businessmen in Colombia has found that Colombia is the fourth largest economy in Latin America, with a nominal gross domestic product (GDP) of $300 billion and a population of 45 million. At a GDP per capita of $5,500, the World Bank classifies Colombia as a medium-income country. Growth is underpinned by expansion in domestic consumption and investment. The mining, services, and financial services sectors have led growth in recent quarters.

According to the International Monetary Fund, over the last decade, the Colombian government has adhered to a sound macroeconomic policy framework that has yielded stable and strong economic growth while reducing vulnerabilities. The main pillars of this framework have been:

•	an inflation-limiting regime;
•	responsible fiscal management;
•	reduction of external debt as a percentage of GDP; and
•	a managed floating exchange rate.

This successful set of policies has, in turn, boosted consumer confidence and the purchasing power of consumers in the domestic market. We believe this is reflected in the positive performance of the services and consumer product industries.

Structural improvements in the economy have recently resulted in Colombia’s foreign currency bond receiving an investment grade rating by the three main ratings agencies for the first time since 1999. We believe the uniform upgrade not only reduces the cost of funding for the government and local companies, but also makes Colombia appealing to additional investors, boosting the prospects for future capital inflows.

We believe foreign direct investment in Colombia has increased dramatically in recent years and according to central bank chief Jose Dario Uribe is expected to reach a record $12 billion in 2011. Colombia now ranks 39th out of 183 economies in World Bank indicators on ease of doing business, an important improvement over the past five years. Foreign direct investment has been primarily concentrated in the mining and energy sectors, resulting in gains in the production volumes of oil, natural gas, coal, and gold.

In addition, we believe the recent ratification of a bilateral free trade agreement between Colombia and the United States, which is expected to go into effect in late 2012, will significantly enhance trading between the two countries and further spur growth in the region. According to estimates by the Colombian government, the sectors that will particularly benefit from the accord are clothing and textiles, beverages, and non-ferrous metals. Not only is the agreement expected to integrate domestic industries and markets with their U.S. counterparts, but it should also serve as a blueprint for Colombia’s continued diplomatic and economic engagement with other countries.

We believe that these factors and others should enable us to acquire a target business with growth potential on favorable terms. Notwithstanding the foregoing, business combinations with companies having operations in Colombia or other countries in the Andean region entail special considerations and risks, including the need to obtain financial statements audited or reconciled in accordance with U.S. generally accepted accounting principles, or GAAP, or prepared or reconciled in accordance with the International Financial Reporting Standards, or IFRS, of potential targets that have previously kept their accounts in accordance with GAAP of Colombia, the possible need for restructuring and reorganizing corporate entities and assets and the requirements of regulatory filings and approvals. These may make it more difficult for us to consummate a business combination.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. We have also not, nor has anyone on our behalf, engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

If we do not consummate our initial business combination within 21 months from the consummation of this offering (or within 24 months from the consummation of this offering if a definitive agreement has been executed within 21 months from the consummation of this offering and the business combination has not yet been consummated within such 21-month period), we will liquidate the trust account and distribute the proceeds held therein to our public shareholders and dissolve. If we are forced to liquidate, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation.

Pursuant to the Nasdaq Capital Markets listing rules, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such business combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the trust account balance. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing in order to complete our initial business combination. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business. If we acquire less than 100% of the equity interests or assets of the target business, we will not enter into a business combination unless either we or our public shareholders acquire at least a controlling interest in the target business (meaning not less than 50.1% of the voting equity interests in the target or all or substantially all of the assets of such target).

In connection with any proposed business combination, we will either (i) seek shareholder approval of an initial business combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, or (ii) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer to be commenced prior to, and consummated simultaneously with, the consummation of such proposed business combination (and thereby avoid the need for a shareholder vote), in each case subject to the limitations described herein. If we seek shareholder approval of an initial business combination, any public shareholder voting against such proposed business combination will be entitled to demand that his shares be converted for $10.00 per share (or approximately $9.96 per share if the over-allotment option is exercised in full). In addition, any public shareholder will have the right to vote for the proposed business combination and demand that his shares be converted for a full pro rata portion of the amount then in the trust account (initially $10.00 per share (or approximately $9.96 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes). If we decide to engage in a tender offer, each public shareholder will be entitled to receive a full pro rata portion of the amount then in the trust account (initially $10.00 per share (or approximately $9.96 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes). All conversions or sales of shares by shareholders in connection with any business combination will be effected as repurchases under Cayman Islands law.

The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Unlike other blank check companies which require shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related conversions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we will have the flexibility to avoid such shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended, or Exchange Act, which regulate issuer tender offers. In that case, we will file tender offer documents with the Securities and Exchange Commission, or SEC, which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if holders of less than 90% of our public shares elect to convert their shares (in the case of a shareholder meeting) or sell their shares to us (in the case of a tender offer) and, solely if we seek shareholder approval, a majority (or such greater percentage as may be required by Cayman Islands law) of the ordinary shares voted are voted in favor of the business combination. However, if we purchase up to 25% of the shares sold in this offering (as described elsewhere in this prospectus), the 90% conversion threshold will be reduced to a percentage such that at least $5,000,000 of funds held in trust are released to us upon closing of the business combination. In this event, we would disclose the number of shares purchased by us and the revised conversion threshold in the materials distributed to our shareholders in connection with any vote to approve a business combination or any tender offer.

We chose our conversion threshold to ensure that we have at least $5,000,000 of net tangible assets upon consummation of this offering in order to avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. However, if we seek to consummate a business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such business combination, our conversion threshold may limit our ability to consummate such a business combination (as we may be required to have a lesser number of shares seek to convert or sell their shares to us in a tender offer) and may force us to seek third party financing, which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 21 months from the consummation of this offering (or 24 months if we have executed a definitive agreement for a business combination within 21 months from the consummation of this offering) in order to be able to receive a pro rata share of the trust account.

In connection with any vote for a proposed business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering as well as any ordinary shares acquired in this offering or in the aftermarket in favor of such proposed business combination. Additionally, our initial shareholders, as well as all of our officers and directors, have agreed not to convert any shares in connection with a shareholder vote to approve a proposed initial business combination or to sell their shares to us pursuant to any tender offer described above.

Our principal executive offices are located at Carrera 10 No. 28-49, Torre A. Oficina 20-05, Bogota, Colombia and our telephone number is 57-1-281-1811.

The Offering

Securities offered
5,000,000 units, at $10.00 per unit, each unit consisting of one ordinary share and one warrant.
Trading commencement and separation of ordinary shares and warrants
The units will begin trading on or promptly after the date of this prospectus. Each of the ordinary shares and warrants may trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will EarlyBirdCapital allow separate trading of the ordinary shares and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering.
Once the ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and warrants.
We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital has allowed separate trading of the ordinary shares and warrants prior to the 90th day after the date of this prospectus.
Securities being purchased by insiders
In September and October 2011, our initial shareholders purchased an aggregate of 1,437,500 ordinary shares for $25,000, or approximately $0.02 per share. The 1,437,500 initial shares includes an aggregate of up to 187,500 ordinary shares subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters in full or in part. The initial shareholders will forfeit only a number of ordinary shares necessary to maintain the initial shareholders’ 20% ownership interest in our ordinary shares after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option.
Simultaneously with the consummation of this offering, our initial shareholders will purchase an aggregate of 3,800,000 insider warrants at $0.50 per warrant (for a total purchase price of $1,900,000) pursuant to letter agreements among us. These purchases will take place on a private placement basis. The amounts to be paid upon consummation of the private placement will be placed in escrow with our counsel prior to the effectiveness of this registration statement. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their permitted transferees. The purchasers have agreed that the insider warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed an initial business combination.
Securities being purchased by the underwriters
Simultaneously with the consummation of this offering, the underwriters and/or their designees will purchase an aggregate of 1,000,000 underwriter warrants at $0.50 per warrant (for a total purchase price of $500,000) pursuant to letter agreements between us and the purchasers. These purchases will take place on a private placement basis. The amount to be paid upon consummation of the private placement will be placed in escrow with our counsel prior to the effectiveness of this registration statement. The underwriter warrants will be identical to the warrants underlying the units being offered by this prospectus except that the underwriter warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their permitted transferees. The purchasers have agreed that the underwriter warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed an initial business combination.
Ordinary shares:
Number outstanding before this offering
1,437,500 shares(1)
Number to be outstanding after this offering
6,250,000 shares(2)
Warrants:
Number outstanding before this offering and sale to insiders and underwriters
0 warrants
Number to be sold to insiders and underwriters
4,800,000 warrants

(1)	This number includes an aggregate of 187,500 ordinary shares held by our initial shareholders that are subject to forfeiture if the over-allotment option is not exercised by the underwriters. Any such forfeiture would be deemed a surrender under Cayman Islands law.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 187,500 ordinary shares held by our initial shareholders have been forfeited.

Number to be outstanding after this offering and sale to insiders and underwriters
9,800,000 warrants
Exercisability
Each warrant is exercisable for one ordinary share.
Exercise price
$8.00. No public warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants is not effective within a specified period following the consummation of our initial business combination, public warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.
Exercise period
The warrants will become exercisable upon the later of the completion of an initial business combination and one year from the date of this prospectus. The warrants will expire at 5:00 p.m., New York City time, on the third anniversary of our completion of an initial business combination, or earlier upon redemption.
Redemption
We may redeem the outstanding warrants (excluding the insider warrants and underwriter warrants, but including any outstanding warrants issued upon exercise of the unit purchase option granted to the underwriters and their designees), in whole and not in part, at a price of $0.01 per warrant:
• at any time while the warrants are exercisable,
• upon a minimum of 30 days’ prior written notice of redemption,

•

if, and only if, the last sales price of our ordinary shares equals or exceeds $14.00 per share for any 20 trading days within a 30 trading day period (the “30-day trading period”) ending three business days before we send the notice of redemption, and

•

if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $14.00 trigger price as well as the $8.00 warrant exercise price after the redemption notice is issued.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would be required to pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.
Listing of our securities and proposed symbols
There is presently no public market for our units, ordinary shares or warrants. We have applied to have the units, and the ordinary shares and warrants once they begin separate trading, listed on the Nasdaq Capital Markets under the symbols ANDAU, ANDA and ANDAW, respectively. Although we meet on a pro forma basis the minimum initial listing standards of the Nasdaq Capital Markets, after giving effect to this offering, which generally only require that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Markets as we might not in the future meet certain continued listing standards.
Offering proceeds to be held in trust
$47,600,000 of the net proceeds of this offering (or $54,875,000 if the over-allotment option is exercised in full), plus the $2,400,000 we will receive from the sale of the insider warrants and underwriter warrants, for an aggregate of $50,000,000, or $10.00 per unit sold to the public in this offering (or an aggregate of $57,275,000, or approximately $9.96 per unit, if the over-allotment option is exercised in full), will be placed in a trust account at UBS Financial Services Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. Except as set forth below, these proceeds will not be released until the earlier of the completion of an initial business combination and our liquidation upon our failure to consummate a business combination within the required time period. Therefore, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.
Notwithstanding the foregoing, there can be released to us from the trust account (i) amounts necessary to purchase up to 25% of the shares underlying the units sold in this offering, as described in more detail below, (ii) any interest earned on the funds in the trust account that we need to pay our income or other tax obligations and (iii) any remaining interest earned on the funds in the trust account that we need for our working capital requirements. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (estimated to initially be $500,000); provided, however, that if necessary to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our officers, directors, initial shareholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination (following the payment to any public shareholders seeking to convert or sell their shares to us upon consummation of such business combination), without interest, or, at the holder’s discretion, up to $500,000 of the notes may be converted into our warrants at a price of $0.50 per warrant. These warrants would be identical to the insider warrants and underwriter warrants. If we do not complete a business combination, any such loans will be forgiven.
None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Limited payments to insiders
There will be no fees, reimbursements or other cash payments paid to our initial shareholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:
• repayment at the closing of this offering of a $100,000 non-interest bearing loan made by A. Lorne Weil, a member of our board of directors; and

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination and in such event, reimbursement would only be made following the payment to any public shareholders seeking to convert or sell their shares to us upon consummation of such business combination.
Shareholder approval of, or tender offer in connection with, initial business combination
In connection with any proposed initial business combination, we will either (i) seek shareholder approval of such initial business combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, or (ii) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer to be commenced prior to, and consummated simultaneously with, the consummation of such proposed business combination (and thereby avoid the need for a shareholder vote), in each case subject to the limitations described herein. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval.
If we seek shareholder approval of an initial business combination, any public shareholder voting against such proposed business combination will be entitled to demand that his shares be converted for $10.00 per share (or approximately $9.96 per share if the over-allotment option is exercised in full). In addition, any public shareholder will have the right to vote for the proposed business combination and demand that his shares be converted for a full pro rata portion of the amount then in the trust account (initially $10.00 per share (or approximately $9.96 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes). If we decide to engage in a tender offer, each public shareholder will be entitled to receive a full pro rata portion of the amount then in the trust account (initially $10.00 per share (or approximately $9.96 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes). All conversions or sales of shares by shareholders in connection with any business combination will be effected as repurchases under Cayman Islands law.
Unlike other blank check companies which require shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related conversions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we will have the flexibility to avoid such shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if holders of less than 90% of our public shares elect to convert their shares (in the case of a shareholder meeting) or sell their shares to us (in the case of a tender offer) and, solely if we seek shareholder approval, a majority of the then outstanding ordinary shares voted are voted in favor of the business combination. However, if we purchase up to 25% of the shares sold in this offering (as described below), the 90% conversion threshold will be reduced to a percentage such that at least $5,000,000 of funds held in trust are released to us upon closing of the business combination. In this event, we would disclose the number of shares purchased by us and the revised conversion threshold in the materials distributed to our shareholders in connection with any vote to approve a business combination or any tender offer.
We chose our conversion threshold to ensure that we have at least $5,000,000 of net tangible assets upon consummation of this offering in order to avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate a business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such business combination, our conversion threshold may limit our ability to consummate such a business combination (as we may be required to have a lesser number of shares seek to convert or sell their shares to us in a tender offer) and may force us to seek third party financing, which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 21 months from the consummation of this offering (or 24 months if we have executed a definitive agreement for a business combination within 21 months from the consummation of this offering) in order to be able to receive a pro rata share of the trust account.
Our initial shareholders have agreed (i) to vote their shares in favor of any proposed business combination, (ii) not to convert any shares in connection with a shareholder vote to approve a proposed initial business combination and (iii) not to sell their shares to us pursuant to any tender offer described above.
The 90% threshold is different from the thresholds used by most blank check companies. Traditionally, blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to convert more than a much smaller percentage of the shares sold in such company’s initial public offering, which percentage threshold was typically between 20% and 40%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public shareholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business transaction. The 90% threshold makes it very likely that public shareholders will have less individual impact on our ability to consummate any particular business combination. However, if we seek to consummate a business combination with a target business that imposes any type of working capital closing condition, we may be required to have a significantly smaller number of shares converted or sold back to us than the 90% threshold that we are permitted to have (and may be even below the 20% to 40% thresholds traditionally used by other blank check companies). Furthermore, if a significant number of shareholders seek to exercise their conversion rights or sell their shares back to us in any tender offer in connection with any proposed business combination, the remaining shareholders may be significantly diluted as a result of the number of shares we may issue to the target business in such business combination.
Public shareholders who convert or sell their shares will continue to have the right to exercise any warrants they may hold if the business combination is consummated.
Shareholder approval procedures if meeting held
If we seek shareholder approval of any proposed initial business combination, we will not consummate any such business combination unless it is approved by a majority of the then outstanding shares voted at the meeting to approve such business combination.
In connection with any vote for a proposed business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering as well as any ordinary shares acquired in this offering or in the aftermarket in favor of such proposed business combination. None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares in the open market or in private transactions. However, if a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote.
If a shareholder meeting is held, we will proceed with a business combination only if (i) a majority of the then outstanding ordinary shares voted are voted in favor of the business combination (provided that a quorum is in attendance at the meeting, in person or by proxy) and (ii) public shareholders owning less than 90% of the total number of shares sold in this offering exercise their conversion rights described below (or such lesser percentage after reduction as a result of purchases of shares by us), regardless of whether they are voting for or against the proposed business combination.
Additionally, if holders of shares sold in this offering indicate an intention to vote against a proposed business combination and/or seek conversion of their shares into cash, we may negotiate arrangements to provide for the purchase of such shares at the closing of such business combination using funds held in the trust account. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that (A) a majority of the then outstanding ordinary shares voted are voted in favor of the business combination and (B) holders of fewer than 90% of the total number of shares sold in this offering demand conversion of their shares into cash, regardless of whether they are voting for or against the proposed business combination, where it appears that such requirements would otherwise not be met. All shares to be purchased pursuant to such arrangements would be voted in favor of the proposed business combination. The maximum cash purchase price that will be offered by us to the holders of shares will be the per-share conversion price at the time of the business combination. However, we may pay fees to third parties (“aggregators”) to assist us in purchasing shares (and thereby influencing the vote), which fees could reduce the resulting per share book value of our combined company following the transaction. The proxy materials sent to shareholders in connection with a vote on a proposed business combination would disclose the risks of engaging aggregators and that the fees payable to such aggregators could have an impact on the resulting per share book value following the transaction. Agreements to make any such payments made from the funds to be released from our trust account (that ordinarily would have been delivered to the target business) could impact our ability to consummate the business combination (for instance, if a condition to consummating the business combination is that the target has access to a minimum amount of funds from our trust account following the closing). Additionally, the funds in our trust account that are so used will not be available to us after the merger and therefore we may not have sufficient funds to effectively operate our business going forward. Nevertheless, we believe entering into these types of transactions could still be in our remaining shareholders’ best interests because the transaction would be able to be completed rather than forcing us to liquidate when such remaining shareholders favored the transaction.
Conversion rights if shareholder meeting held
In connection with any shareholder meeting called to approve a proposed initial business combination, each public shareholder will have the right, regardless of whether he is voting for or against such proposed business combination, to demand that we convert his shares as described above. All conversions would be effectuated as repurchases under Cayman Islands law. Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3)

of the Exchange Act) will be restricted from seeking conversion rights with respect to 12.5% or more of the ordinary shares sold in this offering without our prior written consent. Accordingly, all shares in excess of 12.5% purchased by a holder will not be converted to cash. We believe this restriction will prevent an individual shareholder or “group” from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase its shares at a significant premium to the then current market price. By limiting a shareholder’s ability to convert no more than 12.5% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders.
We may also require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder. Once the shares are converted by the beneficial holder, and effectively repurchased by us under Cayman Islands law, the transfer agent will then update our register of shareholders to reflect all conversions.
The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time the shareholder received our proxy statement through the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this. Please see the risk factor titled “If we hold a meeting to approve a business combination, we may require shareholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights” for further information on the risks of failing to comply with these requirements.

Permitted repurchases of shares
Prior to the consummation of a business combination, there will be released to us from the trust account amounts necessary to repurchase up to 25% of the shares sold in this offering (1,250,000 shares, or 1,437,500 shares if the over-allotment option is exercised in full) at any time commencing 61 days after the date of this prospectus and ending on the date we announce our initial business combination. Purchases will be made only in open market transactions pursuant to a 10b5-1 plan that we will enter into on the date of this prospectus. The 10b5-1 plan will require us to maintain a limit order for the shares to be purchased by us at $9.60 per share (excluding commissions and fees) during the purchase period until the maximum number of shares have been purchased.
Due to the relatively sporadic public trading of securities of similarly structured blank check companies, it is unlikely that we would be able to make purchases in accordance with Rule 10b-18 under the Exchange Act and still accomplish the intended goals of such purchases as described below. Therefore, the 10b5-1 plan will be structured so as not to require compliance with Rule 10b-18 and purchases under the plan will be made outside of the requirements of Rule 10b-18. This could result in our liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act.
As described above, public shareholders have the right to seek conversion or sell their shares back to us in a tender offer and receive a pro rata share of the funds held in our trust account upon consummation of the proposed business combination. Alternatively, such shareholders could seek to sell their shares in the open market prior to the consummation of a proposed business combination. Our ability to repurchase shares could provide a readily available market for a public shareholder wishing to sell his shares prior to the consummation of our initial business combination. Furthermore, because the shares which may be purchased by us in open market transactions will be purchased at prices no greater than $9.60 per share and such price is less than the $10.00 per share we are initially holding in trust, shareholders who vote in favor of a proposed business combination and seek conversion or who sell their shares to us in connection with a tender offer will receive a pro rata share of the difference between $10.00 per share and the purchase price we paid for the shares we purchase in such open market transactions.
The foregoing may have the effect of making it easier for us to complete our initial business combination because there would be fewer shares outstanding held by shareholders that might have had the intention of voting against any proposed business combination or seeking to sell shares back to us in a tender offer following such repurchases. However, if we make such repurchases, we will have less cash immediately available to us to complete a proposed business combination and therefore may be required to obtain third-party financing and it would result in less cash being available for use as working capital following the business combination.
Liquidation if no business combination
As described above, if we do not consummate our initial business combination within 21 months from the consummation of this offering (or within 24 months from the consummation of this offering if a definitive agreement has been executed within 21 months from the consummation of this offering and the business combination has not been consummated within such 21-month period), it will trigger our automatic dissolution and liquidation pursuant to the terms of our amended and restated memorandum and articles of association. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution.
The amount in the trust account (less $500 representing the aggregate nominal par value of the shares of our public shareholders) under the Companies Law will be treated as share premium which is distributable under the Cayman Companies Law provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.
A. Lorne Weil has contractually agreed that if we liquidate the trust account prior to the consummation of a business combination, he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Accordingly, if a claim brought by a target business or vendor did not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, Mr. Weil would not have any personal obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, the only exceptions to the obligations of Mr. Weil to pay such claim would be if the party executed a waiver agreement. Our board has questioned Mr. Weil on his financial net worth and reviewed his financial information and believes he will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that Mr. Weil will be able to satisfy those obligations if he is required to do so. Furthermore, as our board cannot waive these indemnification obligations, because it would be a breach of their fiduciary obligations, if Mr. Weil refused to satisfy his obligations, we would be required to bring a claim against him to enforce our indemnification rights. Accordingly, although such agreements are legally binding obligations on the part of Mr. Weil, as he is a resident of a jurisdiction other than the Cayman Islands, we may have difficulty enforcing our rights under such agreement. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate the trust account because we have not completed a business combination within the required time periods, will not be less than $10.00 (or approximately $9.96 if the over-allotment option is exercised in full).
Our initial shareholders have waived their rights to participate in any liquidation distribution from the trust account with respect to their initial shares. We will pay the costs of liquidating the trust account from our remaining assets outside of the trust account. If such funds are insufficient, A. Lorne Weil has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has contractually agreed not to seek repayment for such expenses.
Escrow of initial shares
On the date of this prospectus, all of our initial shareholders will place their initial shares into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be released from escrow until one year after the date of the consummation of our initial business combination or earlier if, subsequent to our business combination, we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. The limited exceptions include (i) transfers to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of our securities or (vi) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement. Certain of our initial shareholders have agreed that up to a maximum of 187,500 of the initial shares will be forfeited by them if the underwriters’ over-allotment option is not exercised in full to the extent necessary to ensure that the number of shares they hold equals 20% of the outstanding ordinary shares after this offering and the exercise, if any, of the underwriters’ over-allotment option.

Risks

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business —  Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 21 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	November 8, 2011
	Actual	As Adjusted
Balance Sheet Data:
Working capital	(27,242)	50,520,858
Total assets	125,000	50,520,858
Total liabilities	(104,242)
Value of ordinary shares which may be converted/tendered for cash	—	44,999,990
Shareholders’ equity	20,758	5,520,868

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The “as adjusted” working capital and total assets amounts include the $50,000,000 to be held in the trust account, which, except for limited situations described in this prospectus, will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account, less amounts we are permitted to withdraw as described in this prospectus, will be distributed solely to our public shareholders (subject to our obligations under Cayman Islands law to provide for claims of creditors).

We will not proceed with a business combination if public shareholders owning 90% or more of the total number of shares sold in this offering exercise their conversion rights in connection with a shareholder meeting we hold or sell their shares back to us pursuant to any tender offer we may engage in. However, if we purchase up to 25% of the shares sold in this offering, the 90% conversion threshold will be reduced to a percentage such that we will have at least $5,000,000 of net tangible assets upon closing of the business combination.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of November 8, 2011, we had $77,000 in cash and a working capital of ($27,242). Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

If we are unable to consummate a business combination, public shareholders may be forced to wait more than 24 months before receiving liquidation distributions.

We have 21 months from the consummation of this offering (or 24 months from the consummation of this offering if we have entered into a definitive agreement for our initial business combination within such 21-month period) in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought to tender or convert their shares. Only after the expiration of this full time period will public shareholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date.

Public shareholders may not be afforded an opportunity to vote on our proposed business combination.

We will either (i) seek shareholder approval of an initial business combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, or (ii) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote), in each case subject to the limitations described elsewhere in this prospectus. Accordingly, it is possible that we will consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination we consummate. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. For instance, the rules of the Nasdaq Capital Markets currently allow us to engage in a tender offer in lieu of a shareholder meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete our initial business combination within 18 months of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of a business combination and we will have a longer period of time to complete such a business combination than we would if we were subject to such rule.

We may issue ordinary shares or preferred shares or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our amended and restated memorandum and articles of association authorize the issuance of up to 100,000,000 ordinary shares, par value $.0001 per share, and 1,000,000 preferred shares, par value $.0001 per share. Immediately after this offering and the purchase of the insider warrants and underwriter warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 82,950,000 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants and the unit purchase option being issued to the underwriters). Although we have no commitment as of the date of this offering, we may issue a substantial number of additional ordinary shares or preferred shares, or a combination of ordinary shares and preferred shares, to complete a business combination. The issuance of additional ordinary shares or preferred shares:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;
•	may cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Notwithstanding the foregoing, prior to the consummation of our initial business combination, we may not issue any ordinary shares or any securities convertible into ordinary shares or any securities which participate in or are otherwise entitled in any manner to any of the proceeds in the trust account.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. If the net proceeds of this offering are insufficient to allow us to operate for at least the next 24 months, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

The funds held in the trust account may not earn significant interest and, as a result, we may be limited to the funds held outside of the trust account to fund our search for target businesses, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, $500,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. Interest rates on permissible investments for us have been less than 1% over the last several months. Accordingly, if we do not earn a sufficient amount of interest on the funds held in the trust account and use all of the funds held outside of the trust account, we may not have sufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial shareholders to operate or may be forced to cease searching for a target business. Our officers, directors, initial shareholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion for our working capital needs. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $500,000 of the notes may be converted into warrants at a price of $0.50 per warrant.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by shareholders may be less than $10.00.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders. If we liquidate before the completion of a business combination, A. Lorne Weil has agreed that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, he may not be able to meet such obligation. Therefore, the per-share distribution from the trust account in such a situation may be less than $10.00 (approximately $9.96 if the over-allotment option is exercised in full), plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, or if we otherwise enter compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public shareholders at least $10.00 (approximately $9.96 if the over-allotment option is exercised in full).

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated memorandum and articles of association provides that we will continue in existence only until 21 months from the consummation of this offering, or 24 months from the consummation of this offering if we have entered into a definitive agreement with a target business for a business combination within 21 months from the consummation of this offering and such business combination has not yet been consummated within such 21-month period. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them pursuant to such process and any liability of our shareholders may extend beyond the date of such distribution. Accordingly, we cannot assure you that third parties, or us under the control of an official liquidator, will not seek to recover from our shareholders amounts owed to them by us.

If we are unable to consummate a transaction within the required time periods, upon notice from us, the trustee of the trust account will distribute the amount in our trust account to our public shareholders. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, A. Lorne Weil has agreed that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, assuming that such persons or entities have not executed a waiver agreement with us.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by our shareholders. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of $15,000 and to imprisonment for five years in the Cayman Islands.

If we do not maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants, public holders will be able to exercise such warrants only on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the public warrant at the time that holders wish to exercise such warrants, they will be able to exercise them only on a “cashless basis.” As a result, the number of ordinary shares that holders will receive upon exercise of the public warrants will be fewer than it would have been had such holder exercised his warrant for cash. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced. Notwithstanding the foregoing, the insider warrants and the underwriter warrants and any other warrants that may be issued to our officers, directors, initial shareholders or their affiliates as described elsewhere in this prospectus may be exercisable for unregistered ordinary shares for cash even if the prospectus relating to the ordinary shares issuable upon exercise of the warrants is not current and effective.

An investor will be able to exercise a warrant only if the issuance of ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No public warrants will be exercisable and we will not be obligated to issue ordinary shares unless the ordinary shares issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. If the ordinary shares issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of a majority of the then outstanding warrants (including the insider warrants and the underwriter warrants) in order to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if the holders of a majority of the warrants approve of such amendment. Upon consummation of this offering, our initial shareholders will own approximately 39% of the outstanding warrants (assuming they do not purchase any units in this offering) and therefore we will only need approval from holders of approximately 11% of the public warrants to amend the terms of the warrants.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Although we intend to focus our search for target businesses in the Andean region of South America and in Central America, with a particular emphasis on Colombia, we may consummate a business combination with a company in any region or industry we choose. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. In addition, none of our officers are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel after a business combination, however, cannot presently be ascertained. Although some of our key personnel may serve in senior management or advisory positions following a business combination, it is likely that most, if not all, of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

Although we intend to focus our search for target businesses in the Andean region of South America and in Central America, with a particular emphasis on Colombia, we may consummate a business combination with a target business in any geographic location or industry we choose. We cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination. If we become aware of a potential business combination outside of the geographic location or industry where our officers and directors have their most experience, our management may determine to retain consultants and advisors with experience in such industries to assist in the evaluation of such business combination and in our determination of whether or not to proceed with such a business combination. However, our management is not required to engage such consultants and advisors in any situation. If they do not engage any consultants or advisors to assist them in the evaluation of a particular target business or business combination, our management may not properly analyze the risks attendant with such target business or business combination. As a result, we may enter into a business combination that is not in our shareholders’ best interests.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our officers and directors will allocate their time to other businesses thereby potentially limiting the amount of time they devote to our affairs and making it harder for us to complete a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full time employees prior to the consummation of our initial business combination. All of our officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination.

Several of our officers and directors are involved in activities that may make it more difficult for us to complete a business combination.

Several of our officers and directors are involved in private investment banking and financial advisory firms specializing in mergers and acquisitions. These individuals will present all business opportunities that are suitable to such entities to such entities prior to presenting them to us. Accordingly, our officers’ and directors’ other business affairs may make it more difficult for us to complete an initial business combination.

Our officers, directors and their respective affiliates may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. As a result, a potential target business may be presented to another entity prior to its presentation to us and this may negatively impact our ability to complete a business combination.

Our officers’ and directors’ personal and financial interests may influence their motivation in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors beneficially own ordinary shares that were issued prior to this offering. Such individuals have waived their right to receive distributions from the trust account with respect to their initial shares if we are unable to consummate a business combination. Accordingly, the initial shares acquired prior to this offering, as well as the insider warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. If this were the case, it would be a breach of their fiduciary duties to us under the Companies Law and we might have a claim against such individuals. However, we might not ultimately be successful in any claim we may make against them for such reason.

Unless we complete a business combination, our officers, directors, initial shareholders and their affiliates will not receive reimbursement for any out-of-pocket expenses they incur on our behalf if such expenses exceed the available funds held outside of the trust and the interest income that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements. Therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public shareholders’ best interest.

Our officers, directors, initial shareholders and their affiliates will be entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. However, they will not receive such reimbursement to the extent that such expenses exceed the $500,000 held outside of the trust account and interest income on the trust account balance that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements. These individuals may, as part of our initial business combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our officers and directors to view such potential business combination unfavorably. Additionally, in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our officers, directors, initial shareholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. If we do not complete a business combination, the loans will be forgiven. Accordingly, the personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. If this were the case, it would be a breach of their fiduciary duties to us under the Companies Law and we might have a claim against such individuals. However, we might not ultimately be successful in any claim we may make against them for such reason.

The Nasdaq Capital Markets may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the Nasdaq Capital Markets, a national securities exchange, upon consummation of this offering. Although we meet on a pro forma basis the minimum initial listing standards of the Nasdaq Capital Markets, after giving effect to this offering, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution, our securities may not continue to be listed on the Nasdaq Capital Markets in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that Nasdaq will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We may not be able to meet those initial listing requirements at that time.

If the Nasdaq Capital Markets delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;
•	reduced liquidity with respect to our securities;
•	a determination that our ordinary shares are “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;
•	a limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

We may only be able to complete one business combination with the proceeds of this offering. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our shareholders to exercise their conversion rights or sell their shares to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise conversion rights or alternatively seek to sell their shares to us in a tender offer, we may either need to reserve part of the trust account for possible payment upon such conversion or sales, or we may need to arrange third party financing to help fund our business transaction. In the event that the business combination involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

If we have a vote to approve a business combination, we will offer each public shareholder the option to vote in favor of a proposed business combination and still seek conversion of his, her or its shares, which may make it more likely that we will consummate a business combination.

If we seek shareholder approval of any business combination, we will offer each public shareholder (but not our initial shareholders) the right to have his, her or its ordinary shares converted to cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such shareholder votes for or against such proposed business combination. We may proceed with a business combination as long as public shareholders owning less than 90% of the total number of shares sold in this offering exercise their conversion rights, regardless of whether they are voting for or against the proposed business combination. Accordingly, public shareholders owning one share less than 90% of the shares sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination so long as a majority of shares voted at the meeting are voted in favor of the proposed business combination. This is different than other similarly structured blank check companies where shareholders are offered the right to convert their shares only when they vote against a proposed business combination. Furthermore, our conversion threshold at 90% is significantly higher than the more typical threshold of between 20% and 40% and further allows holders of our ordinary shares the right to vote in favor of our business combination and elect to convert their shares. This higher threshold and the ability to seek conversion while voting in favor of our proposed business combination may make it more likely that we will consummate a business combination.

If we hold a shareholders meeting to approve a business combination, public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights or exercising voting rights with respect to more than 12.5% of the shares sold in this offering.

If we seek shareholder approval of any business combination, we will offer each public shareholder (but not holders of our initial shares) the right to have his, her, or its ordinary shares converted into cash. Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 12.5% of the shares sold in this offering. Accordingly, if you purchase more than 12.5% of the shares sold in this offering and a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such shares in excess of 12.5% or sell them in the open market. The value of such excess shares may not appreciate over time following a business combination or that the market price of our ordinary shares may not exceed the per-share conversion price.

Unlike other similarly structured blank check companies, we are permitted to withdraw trust fund proceeds prior to the consummation of our initial business combination to repurchase our ordinary shares. This may have the effect of making it easier for us to complete our initial business combination.

Unlike other similarly structured blank check companies, we are permitted to withdraw trust fund proceeds prior to the consummation of our initial business combination to repurchase ordinary shares as described in this prospectus. As there would be fewer shares outstanding following such repurchases held by shareholders that might have had the intention of voting against any proposed business combination or seeking to sell shares back to us in a tender offer, it may make it easier for us to consummate such a business combination. Furthermore, if our business combination requires us to use substantially all of our cash to pay the purchase price, we may be required to seek additional financing in order to complete the business combination. Moreover, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if we repurchase up to the maximum number of shares we may repurchase using trust fund proceeds and a significant number of holders exercise their conversion rights, we will have less cash available to use toward consummating our business combination and furthering our business plans following a business combination and may need to arrange third party financing.

If we purchase shares using trust fund proceeds prior to the consummation of our initial business combination outside the safe harbor provisions of Rule 10b-18 under the Exchange Act, we could be subject to liability under the Exchange Act. This could cause the proceeds held in the trust account to be reduced and the per-share redemption price received by shareholders to be less than $10.00 (or approximately $9.96 if the over-allotment option is exercised in full).

As described in this prospectus, we are permitted to withdraw trust fund proceeds prior to the consummation of our initial business combination to purchase ordinary shares. We will not make such purchases under Rule 10b-18 under the Exchange Act, which provides for a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. As such, a shareholder could bring an action against us claiming our purchases have resulted in market manipulation, because our share price and trading volume may be higher than without our purchases. If a shareholder brought such an action and a court found that we violated Section 9(a)(2) and Rule 10b-5 of the Exchange Act, we would be subject to monetary damages to the shareholder. In addition, we may be subject to an enforcement action by the SEC. Accordingly, this could cause the proceeds held in the trust account to be reduced and the per-share conversion price received by shareholders to be less than $10.00 (or approximately $9.96 if the over-allotment option is exercised in full).

Repurchases of ordinary shares may make it difficult for us to continue to list our ordinary shares on a national securities exchange.

If we repurchase our ordinary shares following this offering, the public “float” of our ordinary shares and the number of beneficial holders of our securities would both be reduced, possibly making it difficult to maintain our current listing or obtain the quotation, listing or trading of our securities on a national securities exchange if we determine to apply for such quotation or listing in connection with the business combination. Although we do not expect to make any purchases of our securities that would cause us to become non-compliant with Nasdaq’s continued listing rules, if the number of our public holders falls below 300 we will be non-compliant with the Nasdaq continued listing rules and our securities could be delisted.

If we hold a meeting to approve a business combination, we may use funds in our trust account to repurchase shares at the closing of our business combination from holders who have indicated an intention to convert their shares.

If we hold a meeting to approve a business combination and holders of shares sold in this offering indicate an intention to vote against a proposed business combination and/or seek conversion of their shares into cash, we may privately negotiate arrangements to provide for the repurchase of such shares at the closing of the business combination using funds held in the trust account. We will pay no more than the pro rata portion of the trust account to repurchase such shares (plus any fees we may need to pay an aggregator to assist us with repurchasing such shares). The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of our ordinary shares outstanding vote in favor of a proposed business combination and that holders of fewer than 90% of the total number of shares sold in this offering demand conversion of their shares into cash where it appears that such requirements would otherwise not be met. This may result in the approval of a business combination that may not otherwise have been possible. Additionally, as a consequence of such repurchases,

•	the funds in our trust account that are so used will not be available to us after the merger; and
•	the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange.

Public shareholders that either vote against a proposed initial business combination or seek to sell their shares to us in a tender offer may receive less than public shareholders that either voted in favor of such initial business combination or did not seek to sell their shares to us in a tender offer.

If we seek shareholder approval of an initial business combination, any public shareholder voting against such proposed business combination will be entitled to demand that his shares be converted for $10.00 per share (or approximately $9.96 per share if the over-allotment option is exercised in full). In addition, any public shareholder will have the right to vote for the proposed business combination and demand that his shares be converted for a full pro rata portion of the amount then in the trust account (initially $10.00 per share (or approximately $9.96 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes.

If we are unable to complete an initial business combination within the required time periods and are forced to liquidate and we previously presented a proposed business combination to public shareholders, public shareholders that either voted against the last proposed business combination before redemption, or did not vote on such business combination, or sought to sell their shares to us in any tender offer commenced in connection with such proposed business combination shall be entitled to receive only $10.00 per share, and those public shareholders who either voted for the proposed business combination or did not seek to sell their shares to us in any tender offer and continued to hold their shares until redemption shall be entitled to receive a pro rata share of the trust account (which initially anticipated to be approximately $10.00 per share) plus any pro rata interest earned on the funds held in the trust account and not previously released to us for our working capital requirements or necessary to pay our taxes.

The foregoing provides a financial incentive to public shareholders to vote in favor of any proposed initial business combination and potentially to not seek to sell their shares to us in a tender offer. Accordingly, this may make it more likely that we will be able to consummate our initial business combination.

If we hold a meeting to approve a business combination, we may require shareholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

If we hold a meeting to approve a business combination, we may require public shareholders who wish to convert their shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the shareholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

If, in connection with any meeting held to approve a proposed business combination, we require public shareholders who wish to convert their shares to comply with specific requirements for conversion, such converting shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If, in connection with any meeting held to approve a proposed business combination, we require public shareholders who wish to convert their shares to comply with specific requirements for conversion and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our ordinary shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek conversion may be able to sell their securities.

Because of our limited resources and structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking shareholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and unit purchase option, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

Our initial shareholders control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

Upon consummation of our offering, our initial shareholders will collectively own 20% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares from persons in the open market or in private transactions. However, our officers, directors, initial shareholders or their affiliates could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to assist us in consummating our initial business combination. In connection with any vote for a proposed business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering as well as any ordinary shares acquired in this offering or in the aftermarket in favor of such proposed business combination. Additionally, if we repurchase shares sold in this offering as indicated elsewhere in this prospectus, such 20% block could represent as much as 25% depending on the number of shares we ultimately repurchase.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no requirement under the Companies Law for a Cayman Islands company to hold annual or general meetings or our shareholders to be granted the right to elect directors. Accordingly, shareholders would not have the right to such meeting or election of directors, nor are there any remedies available to shareholders in the event that we do not hold such a meeting or election. As a result, it is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office until at least the consummation of a business combination. Accordingly, you may not be able to exercise your voting rights under corporate law for up to 24 months. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholders will continue to exert control at least until the consummation of a business combination.

Our initial shareholders paid an aggregate of $25,000, or approximately $0.02 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to the investors in this offering. Our initial shareholders acquired their initial ordinary shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 68.5% or $6.85 per share (the difference between the pro forma net tangible book value per share $3.15 and the initial offering price of $10.00 per unit). This is because investors in this offering will be contributing approximately 99.95% of the total amount paid to us for our outstanding securities after this offering but will only own 80% of our outstanding securities. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

Our outstanding warrants and unit purchase option may have an adverse effect on the market price of ordinary shares and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 5,000,000 ordinary shares as part of the units offered by this prospectus, the insider warrants to purchase 3,800,000 ordinary shares and the underwriter warrants to purchase 1,000,000 ordinary shares. We will also issue a unit purchase option to purchase 500,000 units to the underwriters (and/or its designees) which, if exercised, will result in the issuance of an additional 500,000 warrants. We may also issue additional warrants to our officers, directors, initial shareholders or their affiliates upon conversion of promissory notes issued to such persons for loans made to supplement our working capital requirements, as described elsewhere in this prospectus. To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and unit purchase option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants or unit purchase option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants or unit purchase options are exercised, you may experience dilution to your holdings.

We may redeem the warrants at a time that is not beneficial to public investors.

We may call the outstanding warrants (excluding the insider warrants and underwriter warrants but including any outstanding warrants issued upon exercise of the unit purchase option granted to the underwriters and/or their designees) for redemption at any time after the redemption criteria described elsewhere in this prospectus have been satisfied. If we call such warrants for redemption, holders may be forced to accept a nominal redemption price or sell or exercise the warrants when they may not wish to do so.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise its warrant (including any warrants held by our initial shareholders or their permitted transferees other than the insider warrants) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

If our shareholders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to effect a business combination.

Our initial shareholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the purchasers of the insider warrants and underwriter warrants are entitled to demand that we register the resale of their warrants and any other warrants we issue to them (and the underlying ordinary shares) at any time after we consummate a business combination. The presence of these additional ordinary shares trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our ordinary shares.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States treasuries having a maturity of 180 days or less. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Since we are a blank check company, the determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies; and
•	general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

We may complete a business combination with a target business that is privately held, which may present certain challenges to us, including the lack of available information about these companies.

We may complete a business combination with a target business that is privately held. Generally, very little public information exists about such companies, and we would be required to rely on the ability of our management team to obtain adequate information to evaluate the potential returns from investing in one of these companies. If we are unable to uncover all material information about such a target business, we may not make a fully informed investment decision, and you may lose money on your investment in us.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) or the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws compared to the United States, and certain states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law.

The Company's Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, the Company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) the Company's officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;
•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or
•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against the Company where the individual rights of that shareholder have been infringed or are about to be infringed.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;
(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
(c)	is final;
(d)	is not in respect of taxes, a fine or a penalty; and

was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Foreign currency fluctuations could adversely affect our business and financial results.

A target business with which we may combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.

We may effect a business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ governing jurisdiction, including any of the following:

•	rules and regulations or currency redemption or corporate withholding taxes on individuals;
•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations;
•	challenges in collecting accounts receivable;
•	cultural and language differences; and
•	employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and a majority of our officers and directors will reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require us to have such system audited by an independent registered public accounting firm. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. A target may also not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

Because we must furnish our shareholders with financial statements of the target business prepared in accordance with U.S. GAAP or IFRS or reconciled to U.S. GAAP, we may not be able to complete an initial business combination with some prospective target businesses.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation or tender offer materials we deliver to our shareholders to assist them in assessing our initial business combination. In all likelihood, the financial statements included in the proxy solicitation or tender offer materials will need to be prepared in accordance with U.S. GAAP and/or IFRS. A particular target business identified by us as a potential acquisition candidate may not have financial statements prepared in accordance with U.S. GAAP or IFRS and such potential target business may not be able to prepare its financial statements in accordance with U.S. GAAP and/or IFRS or reconciled to U.S. GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

We may qualify as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of our units, ordinary shares or warrants, as defined below, the U.S. holder may be subject to increased United States Federal income tax liability and may be subject to additional reporting requirements. Our actual PFIC status for our current taxable year may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company Rules”). Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year (or after the end of the start-up period, if later). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. holders to consult their own tax advisors regarding the possible application of the PFIC rules.

An investment in this offering may involve adverse U.S. federal income tax consequences because theredemption or liquidation price per share is greater than an investor’s initial tax basis in an ordinaryshare.

Although we intend to take a contrary position, if our ordinary shares are not viewed as participating in ourcorporate growth (i.e. our future earnings or increases in our net asset values) to any significant extent (otherthan by reason of any “conversion'' feature), due to our limited potential for corporate growth prior to abusiness combination, there is a risk that an investor’s entitlement to receive payments upon exercise of theinvestor’s redemption right or upon our liquidation in excess of the investor’s initial tax basis in our ordinaryshares due to the allocation of a portion of the purchase price for a unit to the warrant that is included in the unit (see “Taxation — United States Federal Income Taxation — Allocation of Purchase Price and Characterization of a Unit and its Components'') will result in constructive income to the investor. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our ordinary shares, warrants, or units.

Risks related to operations in the Andean Region and Central America

Business combinations with companies with operations in the Andean Region of South America and in Central America entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in the Andean Region of South America or in Central America, we will be subject to, and possibly adversely affected by, the risks set forth below. However, our efforts in identifying prospective target businesses will not be limited to a particular industry or geographic location. Accordingly, if we acquire a target business in another industry or geographic location, these risks will likely not affect us and we will be subject to other risks attendant with the specific industry or location in which we operate or target business which we acquire, none of which can be presently ascertained.

After a business combination, substantially all of our assets will likely be located in the Andean Region of South America or in Central America and substantially all of our revenue will be derived from our operations in the Andean Region of South America or in Central America. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in those regions.

Economic, political and social conditions, as well as government policies, in Andean Region of South America and in Central America could affect our business. Future government actions concerning the economy and taxation could have a significant effect on us following our initial business combination. Any changes in regulations or shifts in political attitudes are beyond our control and may adversely affect our business.

If relations between the United States and countries in the Andean Region of South America and in Central America deteriorate, potential target businesses or their goods or services could become less attractive.

The relationship between the United States and countries in the Andean Region of South America and in Central America is subject to sudden fluctuation and periodic tension. Changes in political conditions in these regions and changes in the state of United States relations with countries in these regions are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive.

If our management following a business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following a business combination, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the business combination will remain in place. We cannot assure you that management of the target business will be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

If restrictions on repatriation of earnings from the target business’ home jurisdiction to foreign entities are instituted, our business following a business combination may be materially negatively affected.

Given the political climate in the Andean Region of South America and in Central America, restrictions on repatriations of earnings from such countries may be imposed in the future. If they were, it could have a material adverse effect on our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;
•	limited operating history;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	potential ability to obtain additional financing to complete a business combination;
•	pool of prospective target businesses;
•	the ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for shares;
•	our public securities’ potential liquidity and trading;
•	regulatory or operational risks associated with acquiring a target business;
•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance;
•	financial performance following this offering; or
•	listing or delisting of our securities from the Nasdaq Capital Markets or the ability to have our securities listed on the Nasdaq Capital Markets or another national securities exchange following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward- looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants and underwriter warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$50,000,000		$57,500,000
From private placements	2,400,000		2,400,000
Total gross proceeds	$52,400,000		$59,900,000
Offering expenses(1)
Underwriting discount (3.0% of gross proceeds from offering)	1,500,000	(2)	1,725,000	(2)
Legal fees and expenses	225,000		225,000
Nasdaq listing fees	75,000		75,000
Printing and engraving expenses	30,000		30,000
Accounting fees and expenses	40,000		40,000
SEC registration fee	7,314		7,314
FINRA filing fee	6,800		6,800
Miscellaneous expenses	15,886		15,886
Total offering expenses	$1,900,000		$2,125,000
Net proceeds
Held in trust	$50,000,000		$57,275,000
Not held in trust	500,000		500,000
Total net proceeds	$50,500,000		$57,775,000

Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(3)(4)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$250,000
Due diligence of prospective target businesses by officers, directors and initial shareholders	200,000
Legal and accounting fees relating to SEC reporting obligations	100,000
Working capital to cover miscellaneous expenses, Nasdaq continued listing fees, D&O insurance, general corporate purposes, liquidation obligations and reserves	200,000
Total	$750,000

(1)	A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the Nasdaq Capital Markets listing fee and a portion of the legal and audit fees have been paid from the funds we received from A. Lorne Weil described below. These funds will be repaid out of the proceeds of this offering available to us.
(2)	No discounts or commissions will be paid with respect to the purchase of the insider warrants or underwriter warrants.
(3)	The amount of proceeds not held in trust will remain constant at $500,000. In addition, interest income earned on the amount held in the trust account (after payment of taxes owed on such interest income) will be available to us to pay for our working capital requirements. We estimate the interest earned on the trust account will be approximately $250,000 in total for a 24-month period, assuming an interest rate of approximately 0.25% per year. However, if interest rates are less than 0.25% per year, the amount of interest we will have access to will be reduced.

(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

The initial shareholders and the underwriters have committed to purchase the insider warrants and underwriter warrants, respectively, from us on a private placement basis simultaneously with the consummation of this offering, for an aggregate purchase price of $2,400,000. All of the proceeds we receive from these purchases will be placed in the trust account described below.

$50,000,000, or $57,275,000 if the over-allotment option is exercised in full, of net proceeds of this offering, including the $2,400,000 we will receive from the sale of the insider warrants and underwriter warrants, will be placed in a trust account at UBS Financial Services Inc., maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The funds held in trust will be invested only in United States treasuries having a maturity of 180 days or less so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to (i) amounts necessary to repurchase up to 25% of the shares sold in this offering as described below, (ii) interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations and (iii) interest earned on the funds held in the trust account that may be released to us for our working capital requirements, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

Prior to the consummation of a business combination, there will be released to us from the trust account amounts necessary to repurchase up to 25% of the shares sold in this offering (1,250,000 shares, or 1,437,500 shares if the over-allotment option is exercised in full) at any time commencing 61 days after the date of this prospectus and ending on the date we announce our initial business combination. Purchases will be made only in open market transactions pursuant to a 10b5-1 plan that we will enter into on the date of this prospectus. The 10b5-1 plan will require us to maintain a limit order for the shares to be purchased by us at $9.60 per share (excluding commissions and fees) during the purchase period until the maximum number of shares have been purchased.

No compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our officers, directors, initial shareholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses by our officers, directors and initial shareholders” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

The net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $500,000. In addition, interest earned on the funds held in the trust account (after payment of taxes owed on such interest income) may be released to us to fund our working capital requirements in searching for a business combination. We intend to use the after-tax interest earned for miscellaneous expenses such as paying fees to consultants to assist us with our search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our initial shareholders, officers and directors in connection with activities on our behalf as described above.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including some of the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including a fee equal to $2,012,500 to the underwriters upon consummation of the business combination for acting as our investment banker on a non-exclusive basis to assist us in structuring and negotiating a business combination (but not for purposes of identifying a target business). To the extent that our share capital is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidating from our remaining assets outside of the trust account. If such funds are insufficient, A. Lorne Weil has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and has agreed not to seek repayment of such expenses.

As of the date of this prospectus, A. Lorne Weil has advanced to us an aggregate of $100,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, the non-refundable portion of the Nasdaq Capital Markets listing fee and a portion of the legal and audit fees and expenses. The loan is payable without interest on the earlier of (i) November 8, 2012, (ii) the consummation of this offering or (iii) the date on which we determine not to proceed with our initial public offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time. However, if necessary, in order to meet our working capital needs following the consummation of this offering, our officers, directors, initial shareholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $500,000 of the notes may be converted into warrants at a price of $0.50 per warrant. The warrants would be identical to the insider warrants. If we do not complete a business combination, the loans will be forgiven.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account to the extent not previously released to us) only in the event of (i) our liquidation, (ii) if that public shareholder sells to us such shares prior to or at the closing of our initial business combination or (iii) if that public shareholder elects to convert shares in connection with a shareholder vote or sells such shares to us in a tender offer. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any cash or share dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our initial shareholders’ ownership at 20% of our issued and outstanding ordinary shares upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants and underwriter warrants, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants and underwriter warrants. In addition, such calculation does not reflect any effect as a result of repurchases we may make of up to 25% of the shares sold in this offering using the trust proceeds. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be converted into cash or sold back to us), by the number of outstanding ordinary shares.

At November 8, 2011, our net tangible book value was ($27,242), or approximately ($0.02) per share. After giving effect to the sale of 5,000,000 ordinary shares included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants and underwriter warrants, our pro forma net tangible book value at November 8, 2011 would have been $5,520,868 or $3.15 per share, representing an immediate increase in net tangible book value of $3.17 per share to the initial shareholders and an immediate dilution of approximately 68.5% per share or $6.85 to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $45,499,990 less than it otherwise would have been because if we effect a business combination, the ability of public shareholders (but not our initial shareholders) to exercise conversion rights or sell their shares back to us in a tender offer may result in the conversion or repurchase of up to one share less than 90% of the aggregate number of the shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants and underwriter warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.02)
Increase attributable to new investors and private sales	3.17
Pro forma net tangible book value after this offering		3.15
Dilution to new investors		$6.85
Percentage of dilution to new investors		68.5%

The following table sets forth information with respect to our initial shareholders and the new investors:

	Shares Purchased			Total Consideration		Average Price per Share
	Number		Percentage	Amount	Percentage
Initial shareholders	1,250,000	(1)	20.0%	$25,000	00.05%	$0.02
New investors	5,000,000		80.0%	50,000,000	99.95%	$10.00
	6,250,000		100.0%	$50,025,000	100.00%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 187,500 ordinary shares held by certain of our initial shareholders have been forfeited as a result thereof.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(27,242)
Net proceeds from this offering and private placements	50,500,000
Plus: Offering costs accrued for and paid in advance, excluded from tangible book value before this offering	48,000
Plus: Proceeds from sale of unit purchase option to underwriters	100
Less: Proceeds held in trust subject to conversion/tender ($10.00 × 4,499,999)(1)	(44,999,990)
$5,520,868
Denominator:
Ordinary shares outstanding prior to this offering	1,250,000 (2)
Ordinary shares included in the units offered	5,000,000
Less: Shares subject to conversion/tender	(4,499,999)
1,750,001

(1)	Assumes in the case of a shareholder vote that all of our public shareholders vote in favor of a business combination and that public shareholders holding one share less than 90% of the shares sold in this offering elect to convert their shares to cash.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 187,500 ordinary shares held by certain of our initial shareholders have been forfeited as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at November 8, 2011 and as adjusted to give effect to the sale of our units and the insider warrants and underwriter warrants and the application of the estimated net proceeds derived from the sale of such securities:

	November 8, 2011
	Actual	As Adjusted
Note payable to shareholders	100,000	—
Ordinary shares, $.0001 par value, -0- and 4,499,999 shares which are subject to possible conversion, shares at conversion value(1)	—	44,999,990
Shareholders’ equity:
Ordinary shares, $.0001 par value, 100,000,000 shares authorized; 1,437,500 shares issued and outstanding, actual; 1,750,001 shares issued and outstanding(2) (excluding 4,499,999 shares subject to possible conversion), as adjusted	144	175
Additional paid-in capital	24,856	5,524,935
Deficit accumulated during the development stage	(4,242)	(4,242)
Total shareholders’ equity:	20,758	5,520,868
Total capitalization	120,758	50,520,858

(1)	Assumes in the case of a shareholder vote that all of our public shareholders vote in favor of a business combination and that public shareholders holding one share less than 90% of the shares sold in this offering elect to convert their shares to cash.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 187,500 ordinary shares held by certain of our initial shareholders have been forfeited as a result thereof.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on September 21, 2011 as a Cayman Islands exempted company to serve as a vehicle to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with a target business. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location although we intend to focus our search for target businesses in the Andean region of South America and in Central America, with a particular emphasis on Colombia. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional ordinary shares or preferred shares:

•	may significantly reduce the equity interest of our shareholders;
•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;
•	will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units and insider warrants and underwriter warrants, after deducting offering expenses of approximately $350,000 and underwriting discounts of $1,500,000, or $1,725,000 if the over-allotment option is exercised in full, will be approximately $50,550,000, or $57,825,000 if the underwriters’ over-allotment option is exercised in full. Of this amount, $50,000,000, or $57,275,000 if the over-allotment option is exercised in full, will be held in trust and the remaining $500,000 in either event will not be held in trust. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including a fee equal to $2,012,500 to the underwriters upon consummation of the business combination for acting as our investment banker on a non-exclusive basis to assist us in structuring and negotiating a business combination (but not for purposes of identifying a target business). To the extent that our share capital is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $500,000 of net proceeds not held in the trust account plus the interest earned on the trust account balance that may be released to us to fund our working capital requirements will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$250,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;
•	$200,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial shareholders;
•	$100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;
•	$200,000 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves, including director and officer liability insurance premiums.

We may also repurchase up to 25% of the shares sold in this offering using funds held in the trust account as described elsewhere in this prospectus.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

As of the date of this prospectus, A. Lorne Weil has advanced an aggregate of $100,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loan is payable without interest on the earlier of (i) November 8, 2012, (ii) the consummation of this offering or (iii) the date on which we determine not to proceed with our initial public offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

The initial shareholders and the underwriters have committed to purchase the insider warrants and underwriter warrants, respectively, from us on a private placement basis simultaneously with the consummation of this offering, for an aggregate purchase price of $2,400,000. We believe the purchase price of the insider warrants and underwriter warrants is greater than the fair value of such warrants.

In addition, if necessary to finance transaction costs and supplement our working capital in connection with an intended initial business combination, our officers, directors, initial shareholders or their affiliates may, but are not obligated to, loan us funds to be evidenced by promissory notes. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such promissory note but no proceeds from our trust account would be used for such repayment. If we consummate a business combination, we will either repay the notes, without interest, or, in the discretion of the holder, up to $500,000 of the notes may be converted by them into warrants at a price of $0.50 per warrant.

PROPOSED BUSINESS

Introduction

We are a Cayman Islands exempted company incorporated on September 21, 2011 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location although we intend to focus our search for target businesses in the Andean region of South America and in Central America, with a particular emphasis on Colombia. We will not limit our search for target businesses located in these geographic regions for any specific period of time. Rather, we will consider all potentially attractive business opportunities that we locate or that are presented to us. Accordingly, if we consummate a business combination in a geographic location other than the Andean Region, the following favorable trends would not apply to us following the business combination.

We will seek to capitalize on the significant expertise of our management and directors in the Andean region and particularly in Colombia. Our co-chief executive officer, Julio Torres, was director general of public credit and the treasury department of the Colombian Ministry of Finance. Our co-chief executive officer, Eduardo Robayo, was the former chief executive officer of Banco Popular, and Instituto de Fomento Industrial IFI. Most recently, he is the General Manager of ERS & Associates, a firm specializing in the management of projects and consulting in privatization, acquisition, and financial restructuring for Colombian companies. Dr. Rudolf Hommes, a member of our board of directors, is the former Minister of Finance for the government of Colombia. Martha (Stormy) Byorum, a member of our board of directors, served as Chief of Staff and Chief Financial Officer for Citibank’s Latin American Banking Group, overseeing $15 billion of loans and operations in 22 countries. Most recently, she has been a senior managing director at Stephens Cori Capital Advisors, a division of Stephens, Inc. focused on providing investment banking services to Latin American, Caribbean and U.S. Hispanic companies. Lorne Weil, a member of our board of directors, has been Chairman of the Board of Scientific Games (NASDAQ:SGMS), a supplier of technology based products systems and services to gaming markets worldwide.

Opportunities in the Andean Region and Central America

The Andean region is comprised of Colombia, Chile, Peru, Ecuador and Venezuela. We intend to capitalize on opportunities presented by rapid and sustainable growth patterns in the region, as well as in neighboring Panama and other countries in Central America.

Local capital markets have been maturing in tandem with the stabilization of domestic economic conditions, but still lack the depth and liquidity seen in developed markets. While Andean regional capital markets have begun to mature in recent years, regulatory hurdles and the still-limited size of the local stock exchanges limit the ability of local companies to gain access to the public equity capital markets. We believe this creates opportunities for us to connect attractive and growing companies in the Andean region seeking capital from the U.S. capital markets.

Colombia

We believe Colombia in particular is a country where there are a large number of attractive potential business combination targets due to the size and growth of the economy as well as favorable regulatory and government environment. A statistical analysis done by the National Association of Businessmen in Colombia has found that Colombia is the fourth largest economy in Latin America, with a nominal GDP of $300 billion and a population of 45 million. At a GDP per capita of $5,500, the World Bank classifies Colombia as a medium-income country. Growth is underpinned by healthy expansion in domestic consumption and investment. The mining, services, and financial services sectors have led growth in recent quarters.

According to the International Monetary Fund, over the last decade, the Colombian government has adhered to a macroeconomic policy framework that has yielded stable and strong economic growth while reducing vulnerabilities. The main pillars of this framework have been:

•	an inflation-limiting regime;
•	responsible fiscal management;
•	reduction of external debt as a percentage of GDP; and
•	a managed floating exchange rate.

This successful set of policies has, in turn, boosted consumer confidence and the purchasing power of consumers in the domestic market. We believe this is reflected in the positive performance of the services and consumer product industries.

Structural improvements in the economy have recently resulted in Colombia’s foreign currency bond receiving an investment grade rating by the three main ratings agencies for the first time since 1999. We believe the uniform upgrade not only reduces the cost of funding for the government and local companies, but also makes Colombia appealing to additional investors, boosting the prospects for future capital inflows.

We believe foreign direct investment in Colombia has increased dramatically in recent years and according to central bank chief Jose Dario Uribe is expected to reach a record $12 billion in 2011. Colombia now ranks 39th out of 183 economies in World Bank indicators on ease of doing business, an important improvement over the past five years. Foreign direct investment has been primarily concentrated in the mining and energy sectors, resulting in gains in the production volumes of oil, natural gas, coal, and gold.

In addition, we believe the recent ratification of a bilateral free trade agreement between Colombia and the United States, which is expected to go into effect in late 2012, will significantly enhance trading between the two countries and further spur growth in the region. According to estimates by the Colombian government, the sectors that will particularly benefit from the accord are clothing and textiles, beverages, and non-ferrous metals. Not only is the agreement expected to integrate domestic industries and markets with their U.S. counterparts, but it should also serve as a blueprint for Colombia’s continued diplomatic and economic engagement with other countries.

Peru

According to the International Monetary Fund, per-capita income has grown 40% in the last decade, allowing a significant reduction in poverty — in 2009 38% of the population lived below the poverty line, against 55% in 2000. While the country has benefitted from high commodities prices, particularly for copper and gold, we believe that the 10-year period of economic expansion has been made possible by prudent macroeconomic and monetary policies.

Peru was granted investment grade by the three leading rating agencies between 2008 and 2009, reflecting these structural and social achievements.

Strong growth prospects, exemplary economic management, and exposure to rising commodity prices have made Peru a favored destination for foreign investors. According to the Economic Commission for Latin America and the Caribbean, Peru is the fourth highest recipient of foreign direct investment in Latin America, recording $7.3 billion in 2010.

Panama

Panama has been among the fastest growing economies in the Americas, posting average nominal growth rates of more than 8% between 2006 and 2010 according to the International Monerary Fund. The expansion of the Panama Canal, along with a number of other sizable infrastructure projects, is expected to boost investment and increase the country’s potential growth rate in the coming years. According to the International Monetary Fund, Panama’s potential growth rate has already risen to a current level of 7.5% from just 3.75% during 1996 to 2002.

The Panama Canal expansion project is on track to be completed by its 2014 deadline and we believe it will attract a wave of investment into related construction and logistics industries over the next several years. We also believe the recent ratification of the free trade agreement with the US will not only help to consolidate Panama as the central commercial hub for the Americas, but will also have an indirect positive effect on investment into manufacturing industries. The treaty is also expected to stimulate competitiveness and foment innovation while generating new jobs. A bright outlook for growth, proper fiscal management, and reduction of public debt earned Panama an upgrade into investment grade in early 2010.

Chile

Chile has long been considered one of the most stable and best managed economies in Latin America. Chile has held investment grade status for more than 25 years.

Chile boasts a highly open and market-oriented economy. Chile is a member of the Rio Group, a full member of APEC, a founding member of UNASUR, and a member of OECD. The Chilean government has continuously sought to expand global commercial ties, as evidenced by the 60 bilateral free trade agreements the country has signed with Europe, China, and the United States, among others. The International Monetary Fund predicts real GDP growth of about 6.5% in 2011.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of insider warrants and underwriter warrants, our share capital, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement of insider warrants and underwriter warrants are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, share exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with our company. Additionally, we have not, nor has anyone on our behalf, engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

Subject to the limitation that a target business have a fair market value of at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls, advertisements or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions, but will retain advisors as they deem necessary to assist them in their due diligence efforts. In no event, however, will any of our existing officers, directors or shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or shareholders, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. As of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

Selection of a Target Business and Structuring of a Business Combination

Subject to the limitation that a target business have a fair market value of at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;
•	growth potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	barriers to entry;

•	stage of development of its products, processes or services;
•	degree of current or potential market acceptance of the products, processes or services;
•	proprietary features and degree of intellectual property or other protection for its products, processes or services;
•	regulatory environment of the industry; and
•	costs associated with effecting the business combination.

We believe such factors will be important in evaluating prospective target businesses. We will generally use these criteria and guidelines in evaluating acquisition opportunities although this list is not intended to be exhaustive. Furthermore, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

Pursuant to the Nasdaq Capital Markets listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for our initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business. If we acquire less than 100% of the equity interests or assets of the target business, we will not enter into a business combination unless either we or our public shareholders acquire at least a controlling interest in the target business (meaning not less than 50.1% of the voting equity interests in the target or all or substantially all of the assets of such target). If we acquire less than 100% of the equity interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the trust account balance. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

We may seek to effect a business combination with more than one target business, and there is no required minimum valuation standard for any target at the time of such acquisition. We expect to complete only a single business combination, although this process may entail the simultaneous acquisitions of several operating businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and
•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve Business Combination

In connection with any proposed business combination, we will either (i) seek shareholder approval of an initial business combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, or (ii) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer to be commenced prior to, and consummated simultaneously with, the consummation of such proposed business combination (and thereby avoid the need for a shareholder vote), in each case subject to the limitations described herein. If we seek shareholder approval of an initial business combination, any public shareholder voting against such proposed business combination will be entitled to demand that his shares be converted for $10.00 per share (or approximately $9.96 per share if the over-allotment option is exercised in full). In addition, any public shareholder will have the right to vote for the proposed business combination and demand that his shares be converted for a full pro rata portion of the amount then in the trust account (initially $10.00 per share (or approximately $9.96 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes). If we decide to engage in a tender offer, each public shareholder will be entitled to receive a full pro rata portion of the amount then in the trust account (initially $10.00 per share (or approximately $9.96 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes). All conversions or sales of shares by shareholders in connection with any business combination will be effected as repurchases under Cayman Islands law.

Unlike other blank check companies which require shareholder votes and conduct proxy solicitations in conjunction with their initial business transactions and related conversions of public shares for cash upon consummation of such initial business combination even when a vote is not required by law, we will have the flexibility to avoid such shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. For instance, the rules of the Nasdaq Capital Markets currently allow us to engage in a tender offer in lieu of a shareholder meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such business combination. We will consummate our initial business combination only if holders of less than 90% of our public shares elect to convert (in the case of a shareholder meeting) or sell their shares to us (in the case of a tender offer) and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business combination. However, if we purchase up to 25% of the shares sold in this offering (as described below), the 90% conversion threshold will be reduced to a percentage such that at least $5,000,000 of funds held in trust are released to us upon closing of the business combination. In this event, we would disclose the number of shares purchased by us and the revised conversion threshold in the materials distributed to our shareholders in connection with any vote to approve a business combination or any tender offer.

We chose our conversion threshold to ensure that we have at least $5,000,000 of net tangible assets upon consummation of this offering in order to avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate a business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such business combination, our conversion threshold may limit our ability to consummate such a business combination (as we may be required to have a lesser number of shares seek to convert or sell their shares to us in a tender offer) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 21 months from the consummation of this offering (or 24 months if we have executed a definitive agreement for a business combination within 21 months from the consummation of this offering) in order to be able to receive a pro rata share of the trust account.

Our initial shareholders have agreed (i) to vote their shares in favor of any proposed business combination, (ii) not to convert any shares in connection with a shareholder vote to approve a proposed initial business combination and (iii) not to sell their shares to us pursuant to any tender offer described above.

Shareholder Approval Procedures if Meeting Held

If we hold a vote to approve a proposed business combination, such business combination must be approved by a majority (or such greater percentage as may be required by Cayman Islands law) of the ordinary shares voted at a meeting at which a quorum is present. In connection with any vote for a proposed business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering as well as any ordinary shares acquired in this offering or in the aftermarket in favor of such proposed business combination. None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of shareholders vote, or indicate an intention to vote, against such proposed business combination, our officers, directors, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote.

If holders of shares sold in this offering indicate an intention to vote against a proposed business combination and/or seek conversion of their shares into cash, we may negotiate arrangements to provide for the repurchase of such shares at the closing of the business combination using funds held in the trust account. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of our ordinary shares outstanding vote in favor of a proposed business combination and that holders of fewer than 90% of the shares sold in this offering demand conversion of their shares into cash where it appears that such requirements would otherwise not be met. All shares repurchased by us or our affiliates pursuant to such arrangements would be voted in favor of the proposed business combination. No such arrangements currently exist.

Conversion and Tender Rights

If we seek shareholder approval of an initial business combination at a meeting called for such purpose, public shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination. All conversions would be effectuated as repurchases under Cayman Islands law. If we seek shareholder approval of an initial business combination, any public shareholder voting against such proposed business combination will be entitled to demand that his shares be converted for $10.00 per share (or approximately $9.96 per share if the over-allotment option is exercised in full). In addition, any public shareholder will have the right to vote for the proposed business combination and demand that his shares be converted for a full pro rata portion of the amount then in the trust account (initially $10.00 per share (or approximately $9.96 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes). Alternatively, we may provide our shareholders with the opportunity to sell their ordinary shares to us through a tender offer (and thereby avoid the need for a shareholder vote). If we decide to engage in a tender offer, each public shareholder will be entitled to receive a full pro rata portion of the amount then in the trust account (initially $10.00 per share (or approximately $9.96 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes).

Notwithstanding the foregoing, if we determine to hold a meeting to approve our initial business combination, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 12.5% or more of the ordinary shares sold in this offering. Accordingly, all shares in excess of 12.5% purchased by a holder will not be converted to cash. We believe this restriction will prevent shareholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. By limiting a shareholder’s ability to convert no more than 12.5% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders.

Our initial shareholders will not have conversion or tender rights with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

We may also require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option.

There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights. The need to deliver shares is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require shareholders seeking to exercise conversion rights prior to the consummation of the proposed business combination and the proposed business combination is not consummated this may result in an increased cost to shareholders.

Any request to convert such shares once made, may be withdrawn at any time up to the vote on the proposed business combination. Furthermore, if a holder of a public share delivered his certificate in connection with an election of their conversion and subsequently decides prior to the applicable date not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their conversion rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

Permitted Repurchases of our Securities

Prior to the consummation of a business combination, there will be released to us from the trust account amounts necessary to repurchase up to 25% of the shares sold in this offering (1,250,000 shares, or 1,437,500 shares if the over-allotment option is exercised in full) at any time commencing 61 days after the date of this prospectus and ending on the date we announce our initial business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. Due to the relatively sporadic public trading of securities of similarly structured blank check companies, it is unlikely that we would be able to make such purchases under Rule 10b-18 under the Exchange Act and still accomplish the intended goals of such purchases as described below. Therefore, the 10b5-1 plan will be structured so as not to require compliance with Rule 10b-18 and purchases under the plan will be made outside of the requirements of Rule 10b-18. This could result in our liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. All shares repurchased by us will be immediately cancelled.

As described above, public shareholders have the right to seek conversion or sell their shares back to us in a tender offer and receive a pro rata share of the funds held in our trust account upon consummation of the proposed business combination. Alternatively, such shareholders could seek to sell their shares in the open market prior to the consummation of a proposed business combination. Our ability to repurchase such shares could provide a readily available market for a public shareholder wishing to sell his shares prior to the consummation of our initial business combination. Furthermore, because the shares which may be purchased by us in open market transactions will be purchased at prices no greater than $9.60 per share and such price is less than the $10.00 per share we are initially holding in trust, shareholders who vote in favor of a proposed business combination and seek conversion or who sell their shares to us in connection with a tender offer will receive a pro rata share of the difference between $10.00 per share and the purchase price we paid for the shares we purchase in such open market transactions.

The foregoing may have the effect of making it easier for us to complete our initial business combination because there would be fewer shares outstanding held by shareholders that might have had the intention of voting against any proposed business combination or seeking to sell shares back to us in a tender offer following such repurchases. However, if we made such repurchases, we would have less cash immediately available to us to complete a proposed business combination and therefore may be required to obtain third-party financing and it would result in less cash being available for use as working capital following the business combination.

Liquidation if No Business Combination

If we do not complete a business combination within 21 months from the consummation of this offering, or up to 24 months if the extension criteria have been satisfied, it will trigger our automatic dissolution and liquidation pursuant to the terms of our amended and restated memorandum and articles of association. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution.

The amount in the trust account (less $500 representing the aggregate nominal par value of the shares of our public shareholders) under the Companies Law will be treated as share premium which is distributable under the Cayman Companies Law provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate the trust account, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

Each of our initial shareholders has agreed to waive its rights to participate in any liquidation of our trust account or other assets with respect to the initial shares and to vote their initial shares in favor of any dissolution and plan of distribution which we submit to a vote of shareholders. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share distribution from the trust account would be $10.00 (or approximately $9.96 if the over-allotment option is exercised in full).

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our public shareholders. Although we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

A. Lorne Weil has personally agreed that, if we liquidate the trust account prior to the consummation of a business combination, he will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account. Our board has questioned Mr. Weil on his financial net worth and reviewed his financial information and believes he will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that Mr. Weil will be able to satisfy those obligations if he is required to do so. Accordingly, the actual per-share distribution could be less than approximately $10.00 (or approximately $9.96 if the over-allotment option is exercised in full), plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least approximately $10.00 per share (or approximately $9.96 per share if the over-allotment option is exercised in full).

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

•	our obligation to seek shareholder approval of a business combination or enter into a tender offer may delay the completion of a transaction;
•	our obligation to convert or repurchase ordinary shares held by our public shareholders may reduce the resources available to us for a business combination; and
•	our outstanding warrants and unit purchase option, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms. Furthermore, the fact that we will not be required to pay our underwriters any deferred compensation upon consummation of an initial business combination may give us a competitive advantage over other similarly structured blank check companies.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Property

We maintain our principal executive offices at Carrera 10 No. 28-49, Torre A. Officina 20-05, Bogota, Colombia. Capital Advisory Partners L.A., an affiliate of Rudolf M. Hommes, a member of our board of directors, is providing this space to us at no charge. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect each of our executive officers to devote an average of approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of any proxy solicitation or tender offer materials sent to shareholders to assist them in assessing the target business. In all likelihood, the financial statements included in the proxy solicitation or tender offer materials will need to be prepared in accordance with U.S. GAAP and/or IFRS or reconciled to U.S. GAAP. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2013 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$47,600,000 of the net offering proceeds plus the $2,400,000 we will receive from the sale of the insider warrants and underwriter warrants will be deposited into a trust account at UBS Financial Services Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$43,650,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $47,600,000 of net offering proceeds plus the $2,400,000 we will receive from the sale of the insider warrants and underwriter warrants held in trust will only be invested in United States treasuries with a maturity of 180 days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in our trust account at the time of the execution of a definitive agreement for our initial business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of the Offering	Terms Under a Rule 419 Offering
file a subsequent or amended Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in the Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital has allowed separate trading of the ordinary shares and warrants prior to the 90th day after the date of this prospectus.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will either (i) give our shareholders the opportunity to vote on the business combination or (ii) provide our public shareholders with the opportunity to sell their ordinary shares to us in a tender offer. If we hold a meeting to approve a proposed business combination, we will send each shareholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business transaction as we would have included in a proxy statement.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Pursuant to our amended and restated memorandum and articles of association, if we do not complete an initial business combination within 21 months from the consummation of this offering, or 24 months from the consummation of this offering if we have executed a definitive agreement within such 21-month period, we will liquidate and distribute the funds included in our trust account to our shareholders.	If an acquisition has not been consummated within 21 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of the Offering	Terms Under a Rule 419 Offering
Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account (i) that we may need to pay our tax obligations and (ii) any remaining interest that we need for our working capital requirements. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public shareholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.
Release of funds	Except for (i) amounts necessary to repurchase up to 25% of the shares sold in this offering, (ii) any interest earned on the proceeds held in the trust fund that we may need to pay our tax obligations and (iii) any interest earned on the proceeds held in the trust fund that we may need for our working capital requirements, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Julio A. Torres	45	Co-Chief Executive Officer and Director
Luis Eduardo Robayo Salom	58	Co-Chief Executive Officer and Director
A. Lorne Weil	62	Director (Non-Executive Chairman)
Rudolf M. Hommes	64	Director
Martha (Stormy) L. Byorum	58	Director
B. Luke Weil	32	Director

Julio A. Torres has served as our co-chief executive officer and a member of our board of directors since October 2011. Since March 2008, Mr. Torres has served as managing director of Nexus Capital Partners, a private equity firm. From April 2006 to February 2008, Mr. Torres served with the Colombian Ministry of Finance acting as director general of public credit and the treasury. From June 2002 to April 2006, Mr. Torres served as managing director of Diligo Advisory Group, an investment banking firm. From September 1994 to June 2002, Mr. Torres served as vice president with JPMorgan Chase Bank. Mr. Torres received a degree in systems and computer engineering from Los Andes University, a M.B.A. from Northwestern University and a M.P.A. from Harvard University. We believe Mr. Torres is well-qualified to serve as a member of our board of directors due to his operational experience with Nexus Capital Partners, his work with the Colombian government and his extensive contacts he has fostered while working at Nexus Capital Partners, JPMorgan Chase Bank and in the Colombian government.

Luis Eduardo Robayo Salom has served as our co-chief executive officer since October 2011 and a member of our board of directors since our inception. Since January 1992, Mr. Robayo has served as the general manager of ERS & Associates Ltd., a private consulting firm specializing in the management of projects and consulting in privatization, acquisition and financial restructuring for Colombian companies. Previously, Mr. Robayo served as chief executive officer of Banco Popular and Instituto de Fomento Industrial IFI. Mr. Robayo received a mechanical engineering degree and masters in management at Los Andes University and a M.P.A. from Harvard University. Mr. Robayo is a director of Banco Santander Colombia, SA. We believe Mr. Robayo is well-qualified to serve as a member of our board of directors due to his operational experience with ERS & Associates Ltd. and his extensive contacts he has fostered while working at ERS & Associates Ltd.

A. Lorne Weil has served as a member of our board of directors and non-executive chairman of the board since our inception. Since October 1991, Mr. Weil has served as chairman of the board of Scientific Games Corporation, a supplier of technology-based products, systems and services to gaming markets worldwide, and has served as its chief executive officer since April 1992. Mr. Weil also served as president of Scientific Games from August 1997 to June 2005. From 1979 to November 1992, Mr. Weil was president of Lorne Weil, Inc., a firm providing strategic planning and corporate development services to high technology industries. Previously, Mr. Weil was vice president of corporate development at General Instrument Corporation, working with wagering and cable systems. Mr. Weil received a Bachelor of Commerce from the University of Toronto, a M.S. from the London School of Economics and an M.B.A. from Columbia University. Mr. Weil is the father of B. Luke Weil. We believe Mr. Weil is well-qualified to serve as a member of our board of directors due to his extensive business experience in strategic planning and corporate development and his contacts he has fostered while working at Scientific Games Corporation as well as his operational experience.

Rudolf M. Hommes has served as a member of our board of directors since our inception. Since November 2003, Dr. Hommes has served as partner and management director of Capital Advisory Partners L.A., a financial advisory firm specializing in mergers and acquisitions and providing strategic advisory services to a select group of Latin American and U.S. companies and family groups. From 1997 to November 2003, Dr. Hommes served as partner and managing director of Violy, Byorum & Partners (“VB&P”), the leading independent strategic advisory and investment banking firm specializing in Latin

America. From 1995 to 1997, Dr. Hommes served as president of Los Andes University in Colombia. From 1994 to 2000, Dr. Hommes was a member of the board of advisors for the Vice President for Latin America of the World Bank. From 1990 to 1994, Dr. Hommes served with the Colombian government as Minister of Finance. Dr. Hommes is president of the Board of Aerorepublica, a subsidiary of Copa Airlines, and an independent member of the board of directors of Bavaria S.A., a SAB-Miller company. Dr. Hommes received a B.Sc. from California State University and a Ph.D. from University of Massachusetts at Amherst. We believe that Dr. Hommes is well-qualified to serve as a member of our board of directors due to his experience in mergers and acquisitions with Capital Advisory Partners, his work with the Colombian government as well as his extensive contacts he has fostered while working at Capital Advisory Partners L.A. and in the Colombian government.

Martha (Stormy) L. Byorum has served as a member of our board of directors since November 2011. Since January 2005, Ms. Byorum has served as Senior Managing Director of Stephens Cori Capital Advisors, a division of Stephens, Inc., a private investment banking firm founded in 1933. From March 2003 to December 2004, Ms. Byorum served as chief executive officer of Cori Investment Advisors, LLC, which was spun off from VB&P in 2003. Ms. Byorum co-founded VB&P in 1996 and served as a Partner until February 2003. Prior to co-founding VB&P in 1996, Ms. Byorum had a 24-year career at Citibank, where, among other things, she served as chief of staff and chief financial officer for Citibank’s Latin American Banking Group from 1986 to 1990, overseeing $15 billion of loans and coordinating activities in 22 countries. She later was appointed the head of Citibank’s U.S. Corporate Banking Business and a member of the bank’s Operating Committee and Customer Group with global responsibilities. Ms. Byorum is a Life Trustee of Amherst College and a member of the board of directors of two NYSE-listed companies: M&F Worldwide Corp., the public holding company of Harland Clarke Holdings Corp. and Mafco Worldwide Corporation; and Northwest Natural Gas, a supplier of gas services in the Pacific Northwest. Ms. Byorum received a B.B.A. from Southern Methodist University and a M.B.A. from the Wharton School at the University of Pennsylvania. We believe Ms. Byorum is well-qualified to serve as a member of our board of directors due to her operational experience with Stephens Cori Capital Advisors and Citibank and her financial background as well as her extensive contacts she has fostered while working at Stephens Cori Capital Advisors and VB&P.

B. Luke Weil has served as a member of our board of directors since our inception. Since 2008, Mr. Weil has served as the director of international business development for Scientific Games, focusing on Latin America. From 2006 to 2008, Mr. Weil attended Columbia Business School. From January 2004 to January 2006, Mr. Weil served as an associate of Business, Strategies & Insight, a public affairs and business consulting firm. From June 2002 to December 2004, Mr. Weil served as an analyst at Bear Stearns. Mr. Weil received an A.B. from Brown University and an M.B.A. from Columbia Business School. Mr. Weil is the son of A. Lorne Weil. We believe Mr. Weil is well-qualified to serve as a member of our board of directors due to his business experience focusing on international business development in Latin America at Scientific Games and his contacts he has fostered while working at Scientific Games. In January 2007, Mr. Weil pleaded guilty to two counts of misdemeanor assault in connection with physical altercations that took place in 2004 and 2006.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Rudolf H. Hommes and Julio Torres, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Eduardo Robayo and Martha Byorum, will expire at the second annual meeting. The term of the third class of directors, consisting of B. Luke Weil and A. Lorne Weil, will expire at the third annual meeting.

Executive and Director Compensation

No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our officers and directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Director Independence

Currently A. Lorne Weil, Rudolf M. Hommes, Martha L. Byorum and B. Luke Weil would each be considered an “independent director” under the Nasdaq Capital Markets listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Messrs. ________, ________ and _______, each of whom is an independent director. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and
•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the NASDAQ Stock Market listing standards. The NASDAQ Stock Market listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the NASDAQ Stock Market that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that ________ qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Messrs. ________, ________ and _______, each of whom is an independent director. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics

Upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.
•	The initial shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed and subject to certain other limitations. Our officers and directors will also not receive distributions from the trust account with respect to any of their initial shares if we do not complete a business combination. Furthermore, the insider warrants purchased by our officers and directors, and any warrants which they may purchase in the aftermarket, will expire worthless if a business combination is not consummated within the required time period. Moreover, unless we consummate our initial business combination, our officers, directors and initial shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of our working capital. For the foregoing reasons, the personal and financial interests of our directors and executive officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their shares.
•	If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

(i)	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;
(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;
(iii)	directors should not properly fetter the exercise of future discretion;
(iv)	duty to exercise powers fairly as between different sections of shareholders;
(v)	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and
(vi)	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor. Furthermore, each of our officers and directors has pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe pre-existing fiduciary obligations, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe pre-existing fiduciary obligations and any successors to such entities have declined to accept such opportunities.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.

The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Affiliated Company	Name of Individual(s)	Priority/Preference relative to Andina Acquisition Corporation
Scientific Games Corporation	A. Lorne Weil and B. Luke Weil	Each of A. Lorne Weil and B. Luke Weil will be required to present all business opportunities which are suitable for Scientific Games Corporation to Scientific Games Corporation prior to presenting them to us. Scientific Games Corporation is a supplier of technology-based products, systems and services to gaming markets worldwide.
Stephens Cori Capital Advisors and Stephens Inc.	Martha L. Byorum	Ms. Byorum will be required to present all business opportunities which are suitable for Stephens Cori Capital Advisors and Stephens Inc. to both entities prior to presenting them to us. Stephens Cori Capital Advisors is a division of Stephens Inc., a private investment banking firm.
Nexus Capital Partners	Julio A. Torres	Mr. Torres will be required to present all business opportunities which are suitable for Nexus Capital Partners to Nexus Capital Partners prior to presenting them to us. Nexus Capital Partners is a private equity firm.

Name of Affiliated Company	Name of Individual(s)	Priority/Preference relative to Andina Acquisition Corporation
Capital Advisory Partners L.A.	Rudolf M. Hommes	Dr. Hommes will be required to present all business opportunities which are suitable for Capital Advisory Partners L.A. to Capital Advisory Partners L.A. prior to presenting them to us. Capital Advisory Partners L.A. is a financial advisory firm specializing in mergers and acquisitions.
ERS & Associates Ltd.	Eduardo Robayo	Mr. Robayo will be required to present all business opportunities which are suitable for ERS & Associates Ltd. to ERS & Associates Ltd. prior to presenting them to us. ERS & Associates Ltd. is a private consulting firm.

In connection with any vote for a proposed business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering as well as any ordinary shares acquired in this offering or in the aftermarket in favor of such proposed business combination. Additionally, our initial shareholders, as well as all of our officers and directors, have agreed not to convert any shares in connection with a shareholder vote to approve a proposed initial business combination or to sell their shares to us pursuant to any tender offer described above.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial shareholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our initial shareholders. We also do not intend to pursue a business combination with any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which our existing shareholders, executive officers or directors are affiliated. However, if circumstances change and we decide to acquire such an entity, we are required to obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, except as described in this prospectus, none of our existing officers, directors or initial shareholders, or any entity with which they are affiliated, will be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of January 23, 2012 and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our officers and directors; and
•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record of beneficial ownership of the 3,800,000 insider warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering			After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary shares	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary Shares
B. Luke Weil	460,000	(3)	32.0%	400,000	(4)	6.4%
A. Lorne Weil	50,000	(5)	3.5%	50,000	(6)	*
Julio A. Torres	50,000	(7)	3.5%	50,000	(7)	*
Martha L. Byorum	50,000	(7)	3.5%	50,000	(7)	*
Rudolf M. Hommes	50,000	(7)(8)	3.5%	50,000	(7)(8)	*
Eduardo Robayo	50,000	(7)	3.5%	50,000	(7)	*
Child’s Trust f/b/o Francesca Weil u/a dated March 4, 2010(9)	358,750		24.9%	295,000		4.7%
Child’s Trust f/b/o Alexander Weil u/a dated March 4, 2010(9)	358,750		24.9%	295,000		4.7%
All directors and executive officers as a group (six individuals)	710,000		49.4%	650,000		10.4%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is Carrera 10 No. 28-49, Torre A. Oficina 20-05, Bogota, Colombia.
(2)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 187,500 ordinary shares held by certain of our initial shareholders.
(3)	Includes 230,000 shares held by Child’s Trust f/b/o Benjamin Luke Weil u/a dated March 4, 2010.
(4)	Includes 200,000 shares held by Child’s Trust f/b/o Benjamin Luke Weil u/a dated March 4, 2010.
(5)	Includes 50,000 shares held by LWEH LLC, of which Mr. Weil is the operating manager. Does not include 358,750 shares held by Child’s Trust f/b/o Francesca Weil u/a dated March 4, 2010 and 358,750 shares held by Child’s Trust f/b/o Alexander Weil u/a dated March 4, 2010, irrevocable trusts established for the benefit of Mr. Weil’s children.
(6)	Includes 50,000 shares held by LWEH LLC, of which Mr. Weil is the operating manager. Does not include 295,000 shares held by Child’s Trust f/b/o Francesca Weil u/a dated March 4, 2010 and 295,000 shares held by Child’s Trust f/b/o Alexander Weil u/a dated March 4, 2010, irrevocable trusts established for the benefit of Mr. Weil’s children.
(7)	Does not include shares held by LWEH LLC of which the individual is a member.
(8)	Represents shares held by Capital Advisory Partners L.A., of which Dr. Hommes is partner and management director.
(9)	John C. Novogrod and Richard Weil are the trustees of the trust and share voting and dispositive power with respect to the shares held by such trusts.

Immediately after this offering, our initial shareholders will beneficially own 20% of the then issued and outstanding ordinary shares (assuming none of them purchase any units offered by this prospectus). None of our initial shareholders, officers and directors has indicated to us that he or she intends to purchase our securities in the offering. Because of the ownership block held by our initial shareholders, such individuals may be able to effectively exercise control over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, certain of our initial shareholders will be required to have up to an aggregate of 187,500 ordinary shares forfeited. Such initial shareholders will be required to have forfeited only a number of shares necessary to maintain our initial shareholders’ collective 20% ownership interest in our ordinary shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the date of the consummation of our initial business combination or earlier if, subsequent to our business combination, we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Up to 187,500 of the initial shares may also be released from escrow earlier than this date for cancellation if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) for transfers to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of our securities or (vi) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate the trust account, none of our initial shareholders will receive any portion of the liquidation proceeds with respect to their initial shares.

The initial shareholders and the underwriters (and/or their designees) have committed to purchase the insider warrants and underwriter warrants, respectively, for an aggregate purchase price of $2,400,000. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants and underwriter warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants and underwriter warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as such warrants are held by the initial purchasers or their affiliates. The purchasers have agreed that the insider warrants and underwriter warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed a business combination.

If necessary to meet our working capital needs following the consummation of this offering, our officers, directors, initial shareholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $500,000 of the notes may be converted into warrants at a price of $0.50 per warrant. The warrants would be identical to the insider warrants. If we do not complete a business combination, the loans will be forgiven.

A. Lorne Weil is our “promoter,” as that term is defined under the federal securities laws.

CERTAIN TRANSACTIONS

In September 2011, we issued one ordinary share to A. Lorne Weil in connection with our formation and then issued an aggregate of 1,437,499 ordinary shares to the individuals set forth below in October 2011. The foregoing shares were issued for an aggregate of $25,000 in cash, at a purchase price of approximately $0.02 per share.

Name	Number of Shares	Relationship to Us
A. Lorne Weil	717,499	Director
Julio A. Torres	50,000	Co-Chief Executive Officer and Director
Martha L. Byorum	50,000	Director
Capital Advisory Partners L.A.	50,000	Affiliate of Dr. Rudolf M. Hommes, a Director
Eduardo Robayo	50,000	Co-Chief Executive Officer and Director
B. Luke Weil	460,000	Director
Eric Carrera	2,500	Shareholder
Robert Stevens	7,500	Shareholder
LWEH LLC	50,000	Shareholder

In November 2011, A. Lorne Weil transferred his shares to trusts for the benefit of his children and B. Luke Weil transferred 230,000 shares to a trust for his benefit.

If the underwriters do not exercise all or a portion of their over-allotment option, certain of our initial shareholders have agreed to have an aggregate of 187,500 ordinary shares forfeited in proportion to the portion of the over-allotment option that was not exercised. If such shares are repurchased, we would record the aggregate fair value of the shares forfeited to treasury shares and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the ordinary shares forfeited and the price paid for such repurchased shares (which would be an aggregate total of approximately $3,260 for all 187,500 shares). Upon receipt, such repurchased shares would then be immediately cancelled which would result in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial shareholder’s ownership at a percentage of the number of shares to be sold in this offering. Additionally, if we determine to increase the offering size, our initial shareholders and the underwriters will purchase an additional number of warrants in the private placement described below to maintain the initial per-share conversion or liquidation price set forth herein.

The initial shareholders and the underwriters (and/or their designees) have committed to purchase the insider warrants and underwriter warrants, respectively, from us on a private placement basis simultaneously with the consummation of this offering, for an aggregate purchase price of $2,400,000. The purchase price for the insider warrants and underwriter warrants will be delivered to Graubard Miller, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of such warrants, at least 24 hours prior to the date of this prospectus to hold until we consummate this offering. Graubard Miller will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The insider warrants and underwriter warrants will be identical to the warrants underlying the units being offered by this prospectus except that the they will be exercisable for cash or on a cashless basis, at the holders’ option, and will not be redeemable by us, in each case so long as such warrants are held by the initial purchasers or their permitted transferees. The purchasers have agreed that the insider warrants and underwriter warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed a business combination.

If necessary to meet our working capital needs following the consummation of this offering, our officers, directors, initial shareholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $500,000 of the notes may be converted into warrants at a price of $0.50 per warrant. The warrants would be identical to the insider warrants. If we do not complete a business combination, the loans will be forgiven.

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants and underwriter warrants and any warrants our officers, directors, initial shareholders or their affiliates may be issued upon conversion of promissory notes issued for working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the insider warrants and underwriter warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the date of this prospectus, A. Lorne Weil has advanced to us an aggregate of $100,000 to cover expenses related to this offering. The loan is payable without interest on the earlier of (i) November 8, 2012, (ii) the consummation of this offering or (iii) the date on which we determine not to proceed with our initial public offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us.

Other than the fees described above and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our existing shareholders, officers or directors who owned our ordinary shares prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics, which will be effective upon consummation of this offering, will require us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We will also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial shareholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our initial shareholders. We do not intend to pursue a business combination with any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which our existing shareholders, executive officers or directors are affiliated. However, if circumstances change and we decide to acquire such an entity, we are required to obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors or initial shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

DESCRIPTION OF SECURITIES

General

As of the date of this prospectus, we are authorized to issue 100,000,000 ordinary shares, par value $0.0001, and 1,000,000 preferred shares, par value $0.0001. As of the date of this prospectus, 1,437,500 ordinary shares are outstanding, held by 9 shareholders of record.

Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share. The ordinary shares and warrants will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering.

We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if EarlyBirdCapital has allowed separate trading of the ordinary shares and warrants prior to the 90th day after the date of this prospectus.

Ordinary shares

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with any vote held to approve our initial business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote their respective ordinary shares owned by them immediately prior to this offering and any shares purchased in this offering or following this offering in the open market in favor of the proposed business combination.

We will proceed with the business combination only if public shareholders owning less than 90% of the total number of shares sold in this offering exercise their conversion rights or seek to sell their shares to us in a tender offer and, solely if we are holding a meeting to approve such business combination, if a majority (or such greater percentage as may be required by Cayman Islands law) of the ordinary shares voted are voted in favor of the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated memorandum and articles of association, if we do not consummate a business combination within 21 months from the consummation of this offering, or 24 months from the consummation of this offering if the extension criteria have been satisfied, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public shareholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our initial shareholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their ordinary shares converted to cash if they vote on the proposed business combination or seek to sell their shares in a tender offer in connection with such business combination and the business combination is completed. Public shareholders who convert their shares or sell their shares to us in any tender offer still have the right to exercise the warrants that they received as part of the units.

Preferred Shares

There are no preferred shares outstanding. Our amended and restated memorandum and articles of association authorizes the issuance of 1,000,000 preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preferred shares are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred shares which participates in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination. We may issue some or all of the preferred shares to effect a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each public warrant entitles the registered holder to purchase one ordinary share at a price of $8.00 per share, subject to adjustment as discussed below, at any time commencing upon the later of the completion of a business combination and one year from the date of this prospectus. However, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the trading day prior to the date of exercise. The warrants will expire three years from the date of consummation of our initial business combination at 5:00 p.m., New York City time.

The insider warrants, underwriter warrants, as well as any warrants we issue to our officers, directors, initial shareholders or their affiliates upon conversion of promissory notes issued for working capital loans made to us, will be identical to the public warrants underlying the units being offered by this prospectus except that such warrants will be exercisable for cash (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. The purchasers have agreed that such warrants will not be sold or transferred by them until after we have completed a business combination.

We may call the warrants for redemption (excluding the insider warrants and underwriter warrants but including any warrants issued upon exercise of the unit purchase option granted to the underwriters), in whole and not in part, at a price of $0.01 per warrant,

•	at any time while the warrants are exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder,
•	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $14.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, and

•	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the ordinary shares outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the underwriters an option to purchase up to a total of 500,000 units at $11.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Listing of our Securities

We have applied to have the units, and the ordinary shares and warrants once they begin separate trading, listed on the Nasdaq Capital Markets under the symbols ANDAU, ANDA and ANDAW, respectively. Although we meet on a pro forma basis the minimum initial listing standards of the Nasdaq Capital Markets, after giving effect to this offering, which generally only require that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Markets as we might not in the future meet certain continued listing standards.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.  Cayman Islands Corporate law has recently been amended to simplify mergers and consolidations where two or more companies are being formed into a single entity. Cayman Islands companies may merge or consolidate with other foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation, and the surviving company may be either a Cayman Islands company or a foreign company.

Under the new rules a merger or consolidation plan is proposed by the directors of the merging companies and must be authorised by each company by way of a shareholder resolution approved by the holders of not less than two thirds of the ordinary shares present (in person or represented by proxy) and entitled to vote on such transaction. Accordingly, if we structure a business combination that involves a direct merger with our company (as opposed to a wholly owned subsidiary), such transaction would need to be approved by two thirds of the ordinary shares present (in person or represented by proxy) and entitled to vote on such transaction. Creditors must be asked approve the merger although application can be made to the Grand Court of the Cayman Islands to proceed notwithstanding a dissenting creditor. If the merger plan is approved it is then filed with the Cayman Islands Registrar along with a declaration by a director of each company. The Registrar of Companies will then issue a certificate formalizing the merger or consolidation.

The surviving entity remains active while the other company or companies are automatically dissolved. Dissenting shareholders in a merger or consolidation of this type are entitled to payment of the fair value of their shares if such shareholder provides a written objection before the vote.

Cayman companies may also be restructured or amalgamated under supervision of the Grand Court of the Cayman Islands by way of a “scheme of arrangement”. We do not anticipate the use of a scheme of arrangement because a business combination can be achieved through other means, such as a share capital exchange, merger (as described above), asset acquisition or control, through contractual arrangements, of an operating business. In the event that a business combination is sought pursuant to a scheme of arrangement it would require the approval of a majority, in number, of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the Court the view that the transaction should not be approved, the Court can be expected to approve the arrangement if it satisfies itself that:

•	the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;
•	the shareholders have been fully informed and were fairly represented at the meeting in question;
•	the arrangement is such as a businessman could reasonably approve; and
•	the arrangement would not amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

In a scheme of arrangement a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.  Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;
•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or
•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of civil liabilities.  The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United Sates, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;
•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
•	is final;
•	is not in respect of taxes, a fine or a penalty; and
•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Selling Restriction

FOR CAYMAN ISLANDS INVESTORS:

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association filed under the laws of the Cayman Islands contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination. The following are the material rights and protections contained in our amended and restated memorandum and articles of association:

•	the right of public shareholders to exercise conversion rights and surrender their shares in lieu of participating in a proposed business combination or sell their shares back to us in a tender offer;
•	a prohibition against completing a business combination unless we have net tangible assets of at least $5,000,000 upon consummation of such business combination;
•	a requirement that if we seek shareholder approval of any business combination, a majority of the outstanding ordinary shares voted must be voted in favor of such business combination;
•	the separation of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors;
•	a requirement that our management take all actions necessary to liquidate our trust account in the event we do not consummate a business combination by 21 months after the consummation of this offering, or 24 months if the period to complete our business combination has been extended; and
•	limitation on shareholders’ rights to receive a portion of the trust account.

Our memorandum and articles of association provide that they may not be amended prior to the consummation of our initial business combination without the approval of 90% of our outstanding ordinary shares. If we receive such approval, any provision may be amended.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Money Laundering Regulations (2009 Revision) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

•	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognised financial institution; or
•	the subscriber is regulated by a recognised regulatory authority and is based or incorporated in, or formed under the law of, a recognised jurisdiction; or
•	the application is made through an intermediary which is regulated by a recognised regulatory authority and is based in or incorporated in, or formed under the law of a recognised jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2005 Revision) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law (2003) of the Cayman Islands. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 6,250,000 ordinary shares outstanding, or 7,187,500 shares if the over-allotment option is exercised in full. Of these shares, the 5,000,000 shares sold in this offering, or 5,750,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares have been placed in escrow and will not be transferable until they are released except in limited circumstances described elsewhere in this prospectus.

Rule 144

A person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of ordinary shares then outstanding, which will equal 62,500 shares immediately after this offering (or 71,875 if the over-allotment option is exercised in full); and
•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial shareholders will be able to sell their initial shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants and underwriter warrants and any warrants our officers, directors, initial shareholders or their affiliates may be issued upon conversion of promissory notes issued for working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the insider warrants and underwriter warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

TAXATION

The following summary of the material Cayman Islands and U.S. federal income tax consequences of the acquisition, ownership, and disposition of our units, ordinary shares and warrants, which are sometimes referred to collectively, or individually, as our “securities,” covered by this prospectus is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon us or our shareholders. The Cayman Islands are not party to any double taxation treaties.

No Cayman Islands stamp duty will be payable by you in respect of the issue or transfer of our securities. However, an original instrument transferring title to our securities, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have received an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on our securities or our debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our security holders or a payment of principal or interest or other sums due under a debenture or other obligation.

United States Federal Income Taxation

General

The following is a summary of the material U.S. federal income tax consequences to an investor of the acquisition, ownership, and disposition of our securities covered by this prospectus. Because the components of a unit are separable at the option of the holder within a short period of time after the date of this prospectus, the holder of a unit generally will be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and warrant components of the unit, as the case may be. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of ordinary shares and warrants also should apply to the holders of units (as the deemed owners of the ordinary shares and warrants underlying the units).

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is treated for U.S. federal income tax purposes as:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such a beneficial owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences of the acquisition, disposition and ownership of our securities applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder of our securities based on such holder’s individual circumstances. In particular, this discussion considers only holders that purchase units pursuant to this offering and own and hold our securities as capital assets within the meaning of Section 1221 of the Code and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;
•	broker-dealers;
•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	certain expatriates or former long-term residents of the United States;
•	persons that actually or constructively own 5% or more of our voting shares;
•	persons that acquired our securities pursuant to the exercise of employee options, in connection with employee incentive plans or otherwise as compensation;
•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or
•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations applicable to a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our securities and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS, AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit and its Components

While not free from doubt, each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share and one warrant to acquire one ordinary share. For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit between the ordinary share and the warrant that comprise the unit based on the relative fair market values of each at the time of issuance. The price allocated to the ordinary share and the warrant generally will be the holder’s tax basis in such share or warrant, as the case may be. While uncertain, the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that any allocation of the purchase price that we may make will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder’s allocation of the purchase price between the ordinary share and the warrant that comprise the unit is different from our allocation. Any such allocation is not, however, binding on the IRS.

Although we intend to take a contrary position, if our ordinary shares are not viewed as participating in our corporate growth (i.e., our future earnings or increases in our net asset value) to any significant extent (other than by reason of any “conversion” feature) due to our limited potential for corporate growth prior to a business combination, there is a risk that a holder’s entitlement to receive payments upon exercise of the holder’s redemption right in excess of the holder’s initial tax basis in our ordinary shares as described above will result in constructive income to the holder. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the holder without the holder’s receipt of cash from us.

Each holder is advised to consult its own tax advisor with respect to the risks associated with an investment in a unit (including alternative characterizations of a unit or the components thereof) and regarding the risks associated with an allocation of the purchase price between the ordinary share and the warrant that comprise a unit that is inconsistent with any allocation of the purchase price that we may make. The balance of this discussion assumes that the characterization of the units (and the components thereof) and any allocation of the purchase price as described above are respected for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return of a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property, including cash, to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Cash Distributions Paid on Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid on our ordinary shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), although we do not intend to calculate such earnings and profits. Such dividend generally will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. The portion of such distribution, if any, in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s adjusted tax basis in its ordinary shares (but not below zero). Any remaining excess generally will be treated as gain from the sale or other taxable disposition of such ordinary shares and will be treated as described under “Taxation on the Disposition of Ordinary Shares and Warrants,” below.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2013, such dividends may be subject to U.S. federal income tax at the lower applicable long-term capital gains tax rate (see “— Taxation on the Disposition of Ordinary Shares and Warrants,” below) provided that (1) our ordinary shares are readily tradable on an established securities market in the United States, (2) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. It is not entirely clear, however, whether a U.S. Holder’s holding period for our ordinary shares would be suspended for purposes of clause (3) above for the period that such holder had a right to have such ordinary shares redeemed by us. Under published IRS authority, our ordinary shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently do not include the OTC Bulletin Board (the only exchange on which our ordinary shares are currently anticipated to be quoted and traded). Accordingly, any cash dividends paid on our ordinary shares are not currently expected to qualify for the lower rate. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our ordinary shares. For taxable years beginning on or after January 1, 2013, the regular U.S. federal income tax rate applicable to such dividends currently is scheduled to return to the regular U.S. federal income tax rate generally applicable to ordinary income.

Possible Constructive Distributions with Respect to Warrants

The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment that has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through a decrease in the exercise price of the warrants) as a result of a distribution of cash to the holders of our ordinary shares, which is taxable to the U.S. Holders of such ordinary shares as described under “— Taxation of Cash Distributions Paid on Ordinary Shares,” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Ordinary Shares and Warrants

Upon a sale or other taxable disposition of our ordinary shares or warrants (which, in general, would include a distribution in connection with our liquidation or a redemption of our ordinary shares, as described in “— Taxation on the Redemption of Ordinary Shares,” below, or warrants), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares or warrants. See “— Exercise or Lapse of a Warrant,” below for a discussion regarding a U.S. Holder’s basis in the ordinary share acquired pursuant to the exercise of a warrant.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a maximum regular rate of 15% for taxable years beginning before January 1, 2013 (but currently scheduled to increase to 20% for taxable years beginning on or after January 1, 2013). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. The deductibility of capital losses is subject to various limitations.

Additional Taxes After 2012

For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, our securities, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our securities.

Taxation on the Redemption of Ordinary Shares

In the event that a U.S. Holder elects to (i) redeem its shares and receive cash pursuant to the exercise of its redemption right in connection with a shareholder vote regarding a proposed business combination, (ii) tender its shares in connection with a tender offer or (iii) sell its shares to us if we use a portion of the trust account to purchase shares in open market transactions, the amount received on any such redemption of shares generally will be treated for U.S. federal income tax purposes as a payment in consideration for the sale of our ordinary shares, rather than as a distribution. Such amounts, however, will be treated as a distribution and taxed as described in “— Taxation of Cash Distributions Paid on Ordinary Shares,” above, if (i) the redemption is “essentially equivalent to a dividend” (meaning that the U.S. Holder’s percentage ownership in us (including shares the U.S. Holder is deemed to own under certain constructive ownership rules) after the redemption is not meaningfully reduced from what its percentage ownership in us (including constructive ownership) was prior to the redemption), (ii) the redemption is not “substantially disproportionate” as to that U.S. Holder (“substantially disproportionate” meaning, among other requirements, that the percentage of our outstanding voting shares owned (including constructive ownership) by such holder immediately following the redemption is less than 80% of that percentage owned (including constructive ownership) by such holder immediately before the redemption), and (iii) the redemption does not result in a “complete termination” of the U.S. holder’s interest in us (taking into account certain constructive ownership rules). If the U.S. Holder had a relatively minimal interest in our shares and its percentage ownership in us (including constructive ownership and taking into account the effect of redemptions by other shareholders) is reduced as a result of the redemption, such holder generally should be regarded as having a meaningful reduction in interest. For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the U.S. federal income tax consequences to it of any redemption of its ordinary shares.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share on the exercise of a warrant for cash. An ordinary share acquired pursuant to the exercise of a warrant for cash will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary share should begin on the day after the date of exercise of the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the warrant. A U.S. Holder that exercises a warrant other than by paying the exercise price in cash should consult its own tax advisors regarding the tax treatment of such an exercise, which may vary from that described above.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or warrants and, in the case of our ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, or a mark-to-market election, each as described below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants; and
•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;
•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;
•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of warrants (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held such warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election with respect to such shares. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its ordinary shares acquired upon exercise of the warrants by the gain recognized and also will have a new holding period in such ordinary shares for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale or other taxable disposition of our ordinary shares will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of the QEF’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC generally will apply for subsequent years to a U.S. Holder who held ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any of our taxable years that end within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and during which the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, with respect to such shares and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted tax basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted tax basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to- market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Since we expect that our ordinary shares will be quoted on the OTC Bulletin Board, they should not currently qualify as marketable stock for purposes of the election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, a U.S. Holder should be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, or the U.S. Holder otherwise were deemed to have disposed of an interest in, the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC or will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

Under recently enacted legislation, a U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder generally will have to file an IRS Form 8621 (whether or not a QEF election or mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and warrants under their particular circumstances.

Non-U.S. Holders

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other taxable disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to U.S. federal income tax (but not the Medicare contribution tax) at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders — Exercise or Lapse of a Warrant,” above.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our securities within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. Also, pursuant to recently enacted legislation effective as of January 1, 2013, we may be required to enter into an agreement with the IRS to disclose to the IRS certain information about our U.S. Holders. In addition, pursuant to recently enacted legislation, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and adjustments to that tax basis and whether any gain or loss with respect to such securities is long-term or short-term also may be required to be reported to the IRS.

Moreover, backup withholding of U.S. federal income tax, at a rate of 28% for taxable years beginning before January 1, 2013 (but currently scheduled to increase to 31% for taxable years beginning on or after January 1, 2013), generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who (a) fails to provide an accurate taxpayer identification number; (b) is notified by the IRS that backup withholding is required; or (c) in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

We intend to offer our securities described in this prospectus through the underwriters named below on a firm commitment basis. EarlyBirdCapital, Inc. is the representative for the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase from us the number of units listed next to its name in the following table:

Underwriters	Number of Units
EarlyBirdCapital, Inc.
Morgan Joseph TriArtisan LLC
Total	5,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;
•	where required by law, that the purchaser is purchasing as principal and not as agent;
•	the purchaser has reviewed the text above under Resale Restrictions; and
•	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $ per unit and the dealers may reallow a concession not in excess of $ per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-allotment Option

We have granted the underwriters an option to buy up to 750,000 additional units. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per Unit	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$50,000,000	$57,500,000
Discount	$0.30	$1,500,000	$1,725,000
Proceeds before expenses(1)	$9.70	$48,500,000	$55,775,000

(1)	The offering expenses are estimated at $350,000.

No discounts or commissions will be paid on the sale of the insider warrants or underwriter warrants.

Merger/Acquisition Fee

We have engaged our underwriters as investment bankers to provide us with merger and acquisition services in connection with our initial business combination. Pursuant to this arrangement, we anticipate the underwriters will assist us in negotiating and structuring the terms of our initial business combination, valuing and structuring any proposed offer to be made to a target business and negotiating a letter of intent and/or definitive agreement with any potential target business. We will pay the underwriters a cash fee for such services upon the consummation of our initial business combination in an amount equal to $2,012,500 (exclusive of any applicable finders’ fees which might become payable).

Underwriter warrants

The underwriters have committed to purchase the 1,000,000 underwriter warrants for an aggregate purchase price of $500,000, or $0.50 per warrant. The underwriter warrants will become exercisable on the consummation of our initial business combination and will expire on the earlier of (i) three years from the date on which a business combination is completed, (ii) our liquidation or (iii) the redemption of the warrants (provided however that as long as they are held by the underwriters or their affiliates, they will not be exercisable after five years from the effective date of the registration statement of which this prospectus forms a part). Each underwriter warrant entitles the holder to purchase one ordinary share at a price of $8.00. The 1,000,000 underwriter warrants and the 1,000,000 ordinary shares underlying the underwriter warrants have been deemed compensation by FINRA and are therefore subject to lock-up for a period of 80 days immediately following the date of effectiveness or commencement of sales of the public offering, subject to certain limited exceptions, pursuant to Rule 5110(g)(1) of the FINRA Manual. Additionally, the underwriter warrants may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any selected dealer participating in the offering and the bona fide officers or partners of the underwriter and any such participating selected dealer. The underwriter warrants will be identical to the public warrants underlying the units being offered by this prospectus except that such warrants will be exercisable for cash (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. The purchasers have agreed that the underwriter warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed an initial business combination. We have granted the underwriters the registration rights as described under the section “Shares Eligible for Future Sale — Registration Rights.”

Purchase Option

We have agreed to sell to the underwriters (and/or their designees), for $100, an option to purchase up to a total of 500,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $11.00 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the effective date of the registration statement of which this prospectus forms a part. The option and the 500,000 units, the 500,000 ordinary shares and the 500,000 warrants underlying such units, and the 500,000 ordinary shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00.
•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the NASDAQ Stock Market, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms and Relationships

Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Additionally, Nicholas B. Weil, a son of A. Lorne Weil, a member of our board of directors, is an investment banker at Morgan Joseph TriArtisan LLC.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

Graubard Miller, New York, New York, is acting as United States counsel in connection with the registration of our securities under the Securities Act and will pass on the validity of the warrants offered in the prospectus. Legal matters as to Cayman Islands’ law, as well as the validity of the issuance of the shares offered in this prospectus, will be passed upon for us by Maples and Calder, Cayman Islands. Loeb & Loeb LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Andina Acquisition Corporation (a company in the development stage) as of November 8, 2011 and for the period from September 21, 2011 (inception) through November 8, 2011 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Andina Acquisition Corporation (a company in the development stage) to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. Upon consummation of this offering, we will be subject to the information requirements of the Exchange Act and will be required to file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Andina Acquisition Corporation
(A Company in the Development Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
of Andina Acquisition Corporation

We have audited the accompanying balance sheet of Andina Acquisition Corporation (a company in the development stage) (the “Company”) as of November 8, 2011, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from September 21, 2011 (inception) through November 8, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Andina Acquisition Corporation (a company in the development stage), as of November 8, 2011, and the results of its operations and its cash flows for the period from September 21, 2011 (inception) through November 8, 2011 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of November 8, 2011 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

New York, NY
November 18, 2011

Andina Acquisition Corporation
(A Company in the Development Stage)

Balance Sheet
November 8, 2011

ASSETS
Current assets – Cash and cash equivalents	$77,000
Deferred offering costs associated with proposed public offering	48,000
Total assets	$125,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Note payable to shareholder	$100,000
Accrued expenses	4,242
Total liabilities	104,242
COMMITMENTS
Shareholders’ equity
Preferred shares, $0.0001 par value, 1,000,000 authorized shares and no outstanding shares
Ordinary shares, $0.0001 par value, 100,000,000 authorized shares and 1,437,500 issued and outstanding shares(1)	144
Additional paid-in capital	24,856
Deficit accumulated during the development stage	(4,242)
Total shareholders’ equity	20,758
Total liabilities and shareholders’ equity	$125,000

(1)	Includes an aggregate of 187,500 shares held by the initial shareholders that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full. (Note 7)

The Accompanying Notes are an Integral Part of these Financial Statements.

Andina Acquisition Corporation
(A Company in the Development Stage)

Statement of Operations
For the period September 21, 2011 (Inception) to November 8, 2011

Formation costs and operating expenses	(4,242)
Net loss	$(4,242)
Weighted average shares outstanding, basic and diluted(1)	1,250,000
Basic and diluted net loss per share	(0.00)

(1)	Excludes an aggregate of 187,500 shares held by the initial shareholders subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full. (Note 7)

The Accompanying Notes are an Integral Part of these Financial Statements.

Andina Acquisition Corporation
(A Company in the Development Stage)

Statement of Changes in Shareholders’ Equity
For the period September 21, 2011 (Inception) to November 8, 2011

	Ordinary Shares(1)		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Shareholders’ Equity
	Shares	Amount
Ordinary shares issued September 21, 2011 at approximately $0.02 per share for cash	1	$—	$—	$—	$—
Ordinary shares issued October 25, 2011 at approximately $0.02 per share for cash	1,437,499	144	24,856	—	25,000
Net Loss	—	—		(4,242)	(4,242)
Balance at November 8, 2011	1,437,500	$144	$24,856	$(4,242)	$20,758

(1)	Includes an aggregate of 187,500 shares held by the initial shareholders subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full. (Note 7)

The Accompanying Notes are an Integral Part of these Financial Statements.

Andina Acquisition Corporation
(A Company in the Development Stage)

Statement of Cash Flows
For the period September 21, 2011 (Inception) to November 8, 2011

Cash Flow From Operating Activities
Net loss	$(4,242)
Change in accrued expensees	4,242
Net cash used in operating activities	—
Cash Flow From Financing Activities
Proceeds from sale of ordinary shares to initial shareholders	25,000
Proceeds from note payable to shareholder	52,000
Net cash provided by financing activities	77,000
Net increase in cash	77,000
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, ending of period	$77,000
Non cash financing activity
Payment of deferred offering cost made by shareholder	$48,000

The Accompanying Notes are an Integral Part of these Financial Statements.

Andina Acquisition Corporation
(A Company in the Development Stage)

Notes to Financial Statements

Note 1 — Organization and Plan of Business Operations and Going Concern Consideration

Andina Acquisition Corp. (a company in the development stage) (the “Company”) was incorporated in the Cayman Islands on September 21, 2011 as a blank check company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”).

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

At November 8, 2011, the Company had not yet commenced any operations. All activity through November 8, 2011 relates to the Company’s formation and the proposed public offering described below. The Company has selected June 30 as its fiscal year-end.

The Company is considered to be a development stage company and, as such, the Company’s financial statements are prepared in accordance with the Accounting Standards Codification (“ASC”) topic 915 “Development Stage Entities.” The Company is subject to all of the risks associated with development stage companies.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 5,000,000 units at $10.00 per Unit (or 5,750,000 units if the underwriters’ over-allotment option is exercised in full) (“Units”) which is discussed in Note 3 (“Proposed Public Offering”), the sale of 3,800,000 warrants (“Insider Warrants”) at a price of $0.50 per warrant in a private placement to certain of the Company’s shareholders prior to the Proposed Public Offering (“Initial Shareholders”) and 1,000,000 warrants (the “Underwriter Warrants”) at a price of $0.50 per warrant in a private placement to EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters, and the other underwriters in the Proposed Public Offering and/or their designees which are described in Note 6. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering, Insider Warrants and the Underwriter Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. However, there is no assurance that the Company will be able to effect a Business Combination successfully. Upon the closing of the Proposed Public Offering, management has agreed that at least $10.00 per Unit sold (or approximately $9.96 if the underwriters’ over-allotment option is exercised in full) in the Proposed Public Offering, including the proceeds of the private placements of the Insider Warrants and the Underwriter Warrants will be held in a trust account (“Trust Account”) and invested in U.S. treasuries having a maturity of 180 days or less until the earlier of (i) the consummation of its initial Business Combination, (ii) the Company’s failure to consummate a Business Combination within the prescribed time and (iii) the Ordinary Shares trading at or below $9.60 per share, subject to certain criteria discussed below. In the event that the Ordinary Shares trade at or below $9.60 per share, there can be released to the Company from the trust account amounts necessary to purchase up to 25% of the shares sold in the Proposed Public Offering (1,250,000 shares, or 1,437,500 shares if the over-allotment option is exercised in full). Such purchases will commence 61 days after the date of the registration statement relating to the Proposed Public Offering (the “Effective Date”) and end on the date the Company announces its initial Business Combination or, if the Company elects to seek shareholder approval of its initial Business Combination, on the record date for the vote to approve such initial Business Combination. Any such purchases will be made only in open market transactions pursuant to a 10b5-1 plan that the Company will enter on the Effective Date (the “Share Repurchase Plan”). The Share Repurchase Plan will require the Company to purchase its shares at a price per share not to exceed the market price at any time when the market price falls equal to or below $9.60 per share (excluding commissions). The Share Repurchase Plan will remain in place until the maximum number of shares has been purchased under such plan or it expires by its own terms. The Share Repurchase Plan will be structured so as not to require compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as

Andina Acquisition Corporation
(A Company in the Development Stage)

Notes to Financial Statements

Note 1 — Organization and Plan of Business Operations and Going Concern Consideration  – (continued)

amended, and purchases under the plan will be made outside of the requirements of Rule 10b-18. All shares purchased by the Company will be cancelled. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Company’s Non-Executive Chairman of the Board has agreed that he will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that he will be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company to fund working capital requirements as well as for any amounts that are necessary to pay the Company’s tax obligations.

Pursuant to the Nasdaq Capital Markets listing rules, the Company’s initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such business combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target will be determined by the Company’s board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The target business or businesses that the Company acquires may have a collective fair market value substantially in excess of 80% of the trust account balance. In order to consummate such a business combination, the Company may issue a significant amount of its debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on the Company’s ability to incur debt or issue securities in order to consummate a business combination. Since the Company has no specific business combination under consideration, the Company has not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting shareholders, the Company will be required to seek additional financing in order to complete its initial business combination. In addition, if the Company consummates a business combination, it may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of the Company’s officers, directors or shareholders is required to provide any financing to the Company in connection with or after a business combination.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to provide shareholders who acquired shares in the Proposed Public Offering (“Public Shareholders”) with the opportunity to convert their public shares for a pro rata share of the Trust Account. In the event that shareholders owning 90% or more of the shares sold as part of the Units in the Proposed Public Offering exercise their conversion rights described below or are sold to the Company for cancelation under the Share Repurchase Plan, the Business Combination will not be consummated. All of the Initial Shareholders will vote any shares they then hold in favor of any proposed Business Combination and will waive any conversion rights they may have in connection with the Business Combination and will not sell any shares to the Company in any tender offer in connection with the Business Combination pursuant to letter agreements to be executed prior to the Proposed Public Offering.

Andina Acquisition Corporation
(A Company in the Development Stage)

Notes to Financial Statements

Note 1 — Organization and Plan of Business Operations and Going Concern Consideration  – (continued)

In connection with any proposed Business Combination, the Company will either (i) seek shareholder approval of an initial Business Combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed Business Combination or (ii) provide its shareholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a shareholder vote). If the Company seeks shareholder approval of an initial Business Combination, any Public Shareholder voting against such proposed Business Combination will be entitled to demand that his shares be converted for $10.00 per share (or approximately $9.96 if the over-allotment option is exercised in full). In addition, any Public Shareholder will have the right to vote for the proposed Business Combination and demand that his shares be converted for a full pro rata portion of the amount then in the Trust Account (initially $10.00 per share (or approximately $9.96 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay its taxes). If the Company decides to engage in a tender offer, each Public Shareholder will be entitled to receive a full pro rata portion of the amount then in the Trust Account (initially $10.00 per share (or approximately $9.96 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay its taxes).

The Company will consummate a Business Combination only if holders of less than 90% of the public shares elect to convert (in the case of a shareholder meeting) or sell their shares to the Company (in the case of a tender offer) and, solely if the Company seeks shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the Business Combination. However, if the Company purchases up to 25% of the shares sold in the Proposed Public Offering (as described above), the 90% conversion threshold will be reduced to a percentage such that at least $5,000,000 of funds held in the Trust Account are released to the Company upon closing of the Business Combination. Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles of Association of the Company will provide that a Public Shareholder, together with any affiliate or other person with whom such Public Shareholder is acting in concert or as a “group” (within the meaning of Section 13 of the Securities Act of 1934, as amended), will be restricted from seeking conversion rights with respect to an aggregate of more than 12.5% of the ordinary shares sold in the Proposed Public Offering (but only with respect to the amount over 12.5% of the ordinary shares sold in the Proposed Public Offering). A “group” will be deemed to exist if Public Shareholders (i) file a Schedule 13D or 13G indicating the presence of a group or (ii) acknowledge to the Company that they are acting, or intend to act, as a group.

Pursuant to the Company’s Amended and Restated Memorandum and Articles of Association to be in effect upon consummation of the Proposed Public Offering, if the Company does not consummate a Business Combination within 21 months from the consummation of the Proposed Public Offering, or 24 months from the consummation of the Proposed Public Offering if the extension criteria have been satisfied, it will trigger the automatic liquidation of the Trust Account and the dissolution of the Company. If the Company is forced to liquidate prior to a Business Combination, its Public Shareholders are entitled to share ratably in the Trust Account, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. The Initial Shareholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

In the event of a liquidation, if the Company has not presented to Public Shareholders a proposed Business Combination within the required time period, Public Shareholders shall be entitled to receive a pro rata share of the Trust Account upon liquidation (which is initially anticipated to be approximately $10.00 per share, or approximately $9.96 if the over-allotment option is exercised in full). If, prior to the Company’s liquidation, the Company has presented to Public Shareholders a proposed Business Combination that ultimately was not completed, the Public Shareholders that either voted against the last proposed Business Combination before liquidation or did not vote on such Business Combination or sought to sell their shares to

Andina Acquisition Corporation
(A Company in the Development Stage)

Notes to Financial Statements

Note 1 — Organization and Plan of Business Operations and Going Concern Consideration  – (continued)

the Company in any tender offer commenced in connection with such proposed Business Combination shall be entitled to receive only $10.00 per share (or approximately $9.96 per share if the over-allotment option is exercised in full), and those Public Shareholders who either voted for the proposed Business Combination or did not seek to sell their shares to the Company in any tender offer and continued to hold their shares until liquidation shall be entitled to receive a pro rata share of the Trust Account (which initially anticipated to be approximately $10.00 per share, or approximately $9.96 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the Trust Account not previously released to the Company).

Going Concern Consideration

At November 8, 2011, the Company had $77,000 in cash and a deficit in working capital of $27,242. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through the Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the required time periods. The financial statements to not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company had identified the Cayman Islands as its only ‘major’ tax jurisdiction. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on September 21, 2011, the evaluation was performed for the upcoming 2011 tax year, which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from September 21, 2011 (inception) through November 8, 2011. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Andina Acquisition Corporation
(A Company in the Development Stage)

Notes to Financial Statements

Note 2 — Significant Accounting Policies  – (continued)

Loss Per Share

Loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares was reduced for the effect of an aggregate of 187,500 shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through November 18, 2011, the date these financial statements were available to be issued, require potential adjustment to or disclosure in the financial statements and has concluded that no subsequent events have occurred that would require recognition in the financial statements or disclosure in the notes to the financial statements.

Note 3 — Proposed Public Offering

The Proposed Public Offering calls for the Company to offer for public sale up to 5,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 750,000 Units solely to cover over-allotments, if any). Each Unit consists of one ordinary share in the Company and one Warrant to purchase one ordinary share of the Company (“Warrants”). Each Warrant entitles the holder to purchase one ordinary share at a price of $8.00 commencing on the later of the completion of an initial Business Combination and one year from the Effective Date and expiring three years from the completion of an initial Business Combination, or earlier upon redemption. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days’ notice, only in the event that the last sale price of the ordinary shares is at least $14.00 per share for any 20 trading days within a 30-trading day period (“30-Day Trading Period”) ending on the third day prior to the date on which notice of redemption is given and there is a current registration statement in effect with respect to the ordinary shares underlying such Warrants commencing five business days prior to the 30-Day Trading Period and continuing each day thereafter until the date of redemption. If the Company redeems the Warrants as described above, management will have the option to require any holder that wishes to exercise his Warrant to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering his Warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of (i) the number of ordinary shares underlying the Warrants, and (ii) the difference between the exercise price of the Warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Public Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. There are no contractual penalties for failure to deliver securities if a registration statement is not effective at the time of exercise.

Andina Acquisition Corporation
(A Company in the Development Stage)

Notes to Financial Statements

Note 3 — Proposed Public Offering  – (continued)

Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant for cash and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the Warrant exercise. However, if the Company has not filed with the SEC a registration statement covering the ordinary shares issuable upon exercise of the Warrants and a prospectus relating to such ordinary shares within a certain period of time, commencing on that day, warrant holders may, until such time as there is an effective registration statement and during any period thereafter when the Company has failed to maintain an effective registration statement, exercise warrants on a cashless basis.

Note 4 — Deferred Offering Costs

Deferred offering costs consist principally of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholder’s equity upon the receipt of the capital raised. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred will be charged to operations.

Note 5 — Note Payable to Shareholder

The Company issued a $100,000 principal amount unsecured promissory note to A. Lorne Weil, one of the Company’s Initial Shareholders and its Non-Executive Chairman of the Board, on November 8, 2011. The note is non-interest bearing and payable on the earlier of (i) November 8, 2012, (ii) the consummation of the Proposed Public Offering or (iii) the date on which the Company determines not to proceed with the Proposed Public Offering. Due to the short-term nature of the note, the fair value of the note approximates the carrying amount.

Note 6 — Commitments

The Company will pay the underwriters in the Proposed Public Offering an underwriting discount of 3.0% of the gross proceeds of the Proposed Public Offering. The Company will also issue unit purchase options, for $100, to the underwriters in the Proposed Public Offering (and/or their designees) to purchase 500,000 units at an exercise price of $11.00 per unit. The units issuable upon exercise of this option are identical to the Units being offered in the Proposed Public Offering. The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Proposed Public Offering resulting in a charge directly to shareholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $1,467,961 (or $2.94 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option to be granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.08% and (3) expected life of five years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

Andina Acquisition Corporation
(A Company in the Development Stage)

Notes to Financial Statements

Note 6 — Commitments  – (continued)

The Company presently occupies office space provided by an affiliate of an Initial Shareholder. Such affiliate has agreed that until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company as may be required by the Company from time to time at no charge to the Company.

Certain of the Initial Shareholders of the Company have committed to purchase 3,800,000 Insider Warrants at $0.50 per warrant (for an aggregate purchase price of $1,900,000) from the Company. The underwriters in the Proposed Public Offering have committed that they and/or their designees will purchase 1,000,000 Underwriter Warrants at $0.50 per warrant (for an aggregate purchase price of $500,000) from the Company. These purchases will take place simultaneously with the consummation of the Proposed Public Offering. All of the proceeds received from the sale of the Insider Warrants and the Underwriter Warrants will be placed in the Trust Account. The Insider Warrants and the Underwriter Warrants will be identical to the Warrants underlying the Units being offered in the Proposed Public Offering, except that: (i) the Insider Warrants and the Underwriter Warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, (ii) the Insider Warrants and the Underwriter Warrants will be non-redeemable and (iii) the Insider Warrants and the Underwriter Warrants are exercisable on a “cashless” basis, in each case, if held by the initial holders or permitted assigns.

The Initial Shareholders and the holders of the Insider Warrants and the Underwriter Warrants (or underlying ordinary shares) will be entitled to registration rights with respect to the initial shares and the Insider Warrants and the Underwriter Warrants (or underlying ordinary shares) as well as any other warrants that may be issued to them (or underlying ordinary shares) pursuant to an agreement to be signed prior to or on the Effective Date. The holders of the majority of the initial shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants and the Underwriter Warrants (or underlying ordinary shares) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Shareholders and holders of the Insider Warrants and the Underwriter Warrants (or underlying ordinary shares) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

The Company has engaged the underwriters in the Proposed Public Offering on a non-exclusive basis, to act as the Company’s advisors and investment bankers in connection with its initial Business Combination to provide it with assistance in negotiating and structuring the terms of its initial Business Combination. The Company will pay such parties an aggregate cash fee of $2,012,500 for such services upon the consummation of its initial Business Combination.

Andina Acquisition Corporation
(A Company in the Development Stage)

Notes to Financial Statements

Note 7 — Shareholders’ Equity

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of November 8, 2011, there are no preferred shares issued or outstanding.

Common Stock

The Company is authorized to issue 100,000,000 ordinary shares with a par value of $0.0001 per share.

In connection with the organization of the Company, a total of 1,437,500 ordinary shares were sold to the Initial Shareholders at a price of approximately $0.02 per share for an aggregate of $25,000 (the “Founder’s Shares”).

As of November 8, 2011, 1,437,500 ordinary shares were issued and outstanding, of which 187,500 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full so that the Company’s Initial Shareholders will own 20% of the issued and outstanding shares after the Proposed Public Offering. All of these shares will be placed into an escrow account on the Effective Date. Subject to certain limited exceptions, these shares will not be released from escrow until one year after the date of the consummation of an initial Business Combination or earlier if, subsequent to the Company’s initial Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Until __________, 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$50,000,000

Andina Acquisition Corporation

5,000,000 Units

PROSPECTUS

EarlyBirdCapital, Inc.

Sole Bookrunning Manager

Morgan Joseph TriArtisan

______________, 2012